                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            MEDICAL RESOURCES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

    -------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------------

  (5) Total fee paid:

    -------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

    -------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------------------------------

  (3) Filing Party:

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  (4) Date Filed:

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

                            MEDICAL RESOURCES, INC.
                               155 STATE STREET
                         HACKENSACK, NEW JERSEY 07601

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 23, 1998

  The Board of Directors of Medical Resources, Inc., a Delaware corporation (the "Company"), hereby gives notice that the 1998 Annual Meeting of Stockholders of the Company will be held on July 23, 1998, at 9:00 a.m., Eastern Daylight Time, at the Sheraton New York Hotel and Towers, 811 Seventh Avenue, New York, New York, for the following purposes:

  1. To elect seven persons to serve on the Company's Board of Directors.

  2. To vote upon a proposal to approve the Company's 1998 Stock Option Plan.

  3. To vote upon a proposal to approve the Company's 1998 Non-Employee Director Stock Option Plan.

  4. To authorize and approve an amendment to the Company's certificate of incorporation in order to effect a reverse stock split with respect to the outstanding shares of the Common Stock, whereby the Company would issue one
(1) new share of Common Stock in exchange for between two (2) and four (4) shares of outstanding Common Stock.

  5. To transact such other and further business as may properly come before the meeting or any adjournment(s) thereof.

  Stockholders of record at the close of business on May 28, 1998 are entitled to notice of and to vote at the meeting. If you attend the meeting you may vote in person if you wish, even though you have previously returned your proxy. A copy of the Company's Proxy Statement and its Annual Report for the year ended December 31, 1997 is enclosed herewith.

                                          By Order of The Board of Directors

                                                /s/ Christopher J. Joyce
                                          _____________________________________
                                                  CHRISTOPHER J. JOYCE
                                                        SECRETARY

July 2, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS, AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE WHICH HAS BEEN PROVIDED. ANY STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                            MEDICAL RESOURCES, INC.
                               155 STATE STREET
                         HACKENSACK, NEW JERSEY 07601

                               ----------------

                                PROXY STATEMENT

                               ----------------

              MEETING OF STOCKHOLDERS TO BE HELD ON JULY 23, 1998

  This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Medical Resources, Inc. (the "Board of Directors" or "Board"), a Delaware corporation (the "Company"), to be voted at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, July 23, 1998, at 9:00 a.m., Eastern Daylight Time, at the Sheraton New York Hotel and Towers, 811 Seventh Avenue, New York, New York, and at any adjournments or postponements thereof. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 is being mailed to all stockholders with this Proxy Statement. The approximate mailing date of this Proxy Statement is July 2, 1998.

PROXY INFORMATION

  All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld. Where a choice is specified as to the proposals described in the foregoing notice, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote
(i) FOR the nominees for election as directors of the Company listed herein,
(ii) FOR the approval of the Company's 1998 Stock Option Plan (the "1998 Plan"), (iii) FOR the approval of the Company's 1998 Non-Employee Director Stock Plan (the "Directors Plan") and (iv) FOR the amendment to the Company's certificate of incorporation (the "Certificate of Incorporation") to effect a reverse stock split of the Company's common stock (the "Common Stock") as more fully described herein (the "Reverse Stock Split").

  IF STOCKHOLDERS FAIL TO APPROVE THE REVERSE STOCK SPLIT, THE COMMON STOCK WILL LIKELY BE DELISTED FROM THE NASDAQ NATIONAL MARKET.

  If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy.

  Stockholders who execute proxies may revoke them at any time before they are voted by written notice to the Company, by submitting a new proxy or by personal ballot at the Annual Meeting.

  In addition to the use of mail, regular employees or agents of the Company may solicit proxies by telephone or other means of communication. The Company has engaged MacKenzie Partners, Inc., a firm of professional proxy solicitors, to solicit proxies in favor of the proposals set forth in the notice attached hereto. The Company anticipates that the costs it will incur for this service will be approximately $7,500 plus expenses.

RECORD DATE AND VOTING

  The close of business on May 28, 1998 has been selected as the record date (the "Record Date") for determining the holders of outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to receive notice of and vote at the Annual Meeting. On the Record Date, there were 22,925,277 shares of Common Stock outstanding and approximately 697 holders of record. Holders of Common Stock are entitled to one vote per share.

  The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Elections of directors will be determined by a plurality vote of all shares present in person or by properly executed proxy and voting at the Annual Meeting. The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to approve the 1998 Plan and to approve the Directors Plan. The affirmative vote of the record holders of a majority of shares of Common Stock outstanding is required to approve the Reverse Stock Split. Abstentions will have the same effect as a withheld vote with respect to the election of directors and a vote against the approval of 1998 Plan, the Directors Plan and the Reverse Stock Split. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those shares of Common Stock will not be included in the vote totals. Broker non-votes will have no effect on the votes with respect to the election of directors, the approval of the 1998 Plan or the approval of the Directors Plan but will have the effect of a negative vote with respect to the approval of the Reverse Stock Split.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  Pursuant to the Company's By-Laws currently in effect, the Board of Directors consists of nine members, each to hold office until the next annual meeting or until his or her respective successor is elected and qualified. Following the Annual Meeting, the Board of Directors will consist of seven members. If any nominee listed below should become unavailable for any reason, the proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the Annual Meeting, or, if no substitute is selected prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available. Each nominee is currently a Director of the Company.

NOMINEES FOR DIRECTOR

  The following individuals have been nominated by the Board of Directors for election as directors of the Company:

  Sally W. Crawford
  Peter B. Davis
  Gary L. Fuhrman
  John H. Josephson
  Duane C. Montopoli
  Gary N. Siegler
  D. Gordon Strickland

  Certain information regarding these nominees is set forth below in the section entitled "Management of the Company--Directors and Executive Officers."

  On November 7, 1997, William D. Farrell resigned as President and Chief Operating Officer of the Company and also resigned from the Board of Directors. Prior to Mr. Farrell's resignation, the Board of Directors consisted of six members. In December 1997, two outside directors were appointed to the Board of Directors, D. Gordon Strickland and Peter J. Powers. In connection with their appointment, the Board of Directors was increased to seven directors. In January 1998, the Board of Directors was increased to eight directors, and Duane C. Montopoli was appointed to serve as a director and as President and Chief Executive Officer of the Company. In May 1998, Mr. Powers resigned from the Board of Directors due to constraints on his time. Following a search for additional outside directors, in June 1998, the Board of Directors was increased to nine members. Sally W. Crawford and Peter B. Davis were appointed as directors and D. Gordon Strickland was elected Chairman of the Board of Directors.

  In light of the recent election of Mr. Davis and Ms. Crawford and in order to reduce the Board of Directors to a more manageable size, Neil H. Koffler and Stephen M. Davis, each of whom is a director of the Company, have indicated to the Board of Directors that they do not wish to stand for re-election at the Annual Meeting. Accordingly, in June 1998, the Board of Directors decreased the number of directors on the Board to seven directors, effective as of the date of the Annual Meeting.

VOTE REQUIRED

  Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the record holders of a plurality of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to elect Directors. The enclosed proxy provides a means for stockholders to vote for the election of all of the nominees, to withhold authority to vote for one or more such nominees, or to withhold authority to vote for all of such nominees. Abstentions with respect to the election of a nominee for Director will have the same effect as a withheld vote and broker non-votes will have no effect on the election of Directors.

  It is the intention of the persons in the enclosed proxy to vote FOR the election of the above-named nominees to serve as Directors of the Company. The nominees, each of whom currently serves as a Director, have consented to be named in this Proxy Statement and to continue to serve if elected. Management does not contemplate or foresee that any of the nominees will be unable or unwilling to serve or be otherwise unavailable for election.

BOARD RECOMMENDATION

  The Board of Directors recommends that stockholders vote FOR the election of the nominees for Director set forth above.

                                 PROPOSAL TWO

               APPROVAL OF THE COMPANY'S 1998 STOCK OPTION PLAN

GENERAL

  On July 2, 1998, the Board of Directors adopted the Company's 1998 Stock Option Plan (the "1998 Plan"), subject to stockholder approval. The following summary of the 1998 Plan is qualified in its entirety by express reference to the text of the 1998 Plan which was filed with the SEC along with this Proxy Statement. Terms not otherwise defined in this summary shall have the meaning given to them in the text of the 1998 Plan.

1998 PLAN DESCRIPTION

  The 1998 Plan provides for the grant of non-qualified options ("NQOs") and incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1998 Plan is administered by the Compensation Committee. The Compensation Committee must consist of no fewer than two (2) persons who are (i) "nonemployee directors" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) "outside directors" within the meaning of Section 162(m) of the Code; provided, however, that clause (ii) shall apply only with respect to grants of Options intended by the Compensation Committee to qualify as "performance-based compensation" under Section 162(m) of the Code.

  The purpose of the 1998 Plan is to provide a means through which the Company and its subsidiaries may attract able persons to enter and remain in the employ of the Company and its subsidiaries and to provide a means whereby those key employees, directors and consultants upon whom the responsibilities of the successful administration and management of the Company and its subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and promoting an identity of interest between stockholders and these employees, directors and consultants.

  Participation in the 1998 Plan is limited to key employees and directors of, and consultants to, the Company and its subsidiaries (as determined by the Compensation Committee). The total number of eligible persons, as of the date of this Proxy Statement, is approximately 60. The aggregate number of shares of Common Stock as to which stock options ("Options") may be granted under the 1998 Plan (before giving effect to the Reverse Stock Split) may not exceed 1,500,000, subject to adjustment as provided in the 1998 Plan. Of the 1,500,000 shares of Common Stock available for grant, the Compensation Committee has indicated that it is prepared to issue an aggregate of 669,000 Options to Messrs. Montopoli, Whynot and Joyce in cancellation of an aggregate of 880,000 options previously granted to them. See "New Plan Benefits." In addition, the Compensation Committee intends to grant Options to approximately 25 employees in part to replace approximately 300,000 options granted to such employees under the Company's 1997 Stock Option Plan which lapsed as a result of the Company's failure to present the 1997 Stock Option Plan for stockholder approval within one year of its adoption by the Board of Directors.

  The number of shares of Common Stock available for grant of Options at any time under the 1998 Plan shall be decreased by the sum of the number of shares for which Options have been issued and have not yet lapsed or canceled and the number of shares already issued upon exercise of Options. Except with respect to the Options that may be granted in 1998 by the Compensation Committee to Messrs. Montopoli and Whynot as more fully described in "New Plan Benefits," the aggregate number of shares of Common Stock with respect to which Options may be granted to any eligible person is 100,000 per calendar year. As of June 18, 1998, no Options to purchase shares had been granted under the 1998 Plan. As of June 18, 1998, the market price of a share of the Common Stock was $3.22.

  The Compensation Committee, in its sole discretion, will determine which eligible employees, consultants and directors of the Company and it subsidiaries may participate in the 1998 Plan and the type, extent and terms of the Options granted to them. Recipients of Options under the 1998 Plan ("Optionees") are selected by the

Compensation Committee, which has sole authority, to make the following determinations with respect to each Option to be granted by the Company: (a) the key employee, director or consultant to receive the Option; (b) whether the Option (if granted to an employee) will be an ISO or a NQO; (c) the time of granting the Option; (d) subject to the number of shares of Common Stock available under the 1998 Plan, the number of shares of the Common Stock subject to the Option; (e) the exercise price of the Option, provided that no Option shall be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date the Option is granted; (f) the vesting schedule, if any, over which the Option shall become exercisable; (g) the expiration date of the Option (which may not be more than ten (10) years after the date of grant thereof); and (h) the restrictions, if any, to be imposed upon transfer of shares of the Common Stock purchased by the Optionee upon the exercise of the Option. The Compensation Committee shall have complete authority to interpret the 1998 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 1998 Plan. Options granted under the 1998 Plan will be evidenced by a written Option agreement between each Optionee and the Company which will set forth, among other things, the exercise price (such exercise price to be not less that 100% of the fair market value of the Common Stock on the date the Option is granted) and the vesting schedule of the Options, as established by the Compensation Committee.

  The exercise price of the Options (such exercise price to be not less that 100% of the fair market value of the Common Stock on the date the Option is granted) will be fixed by the Compensation Committee, in its discretion, at the time Options are granted, provided that the per share exercise price of an ISO may not be less than 110% of the fair market value of Common Stock on the date the ISO is granted with respect to any Optionee owning more than 10% of the total combined voting power of all classes of stock of the Company. Options will have a term of up to ten years from the date of grant, subject to earlier termination upon termination of the Optionee's employment, as determined by the Compensation Committee, provided that the date of termination of any incentive stock option granted to an Optionee who owns more than 10% of the total combined voting power of all classes of the stock of the Company may not be more than five (5) years after the date of grant. Unless specifically allowed by the Compensation Committee, Options are not transferable, except by will or the laws of descent and distribution. During the lifetime of the Optionee, Options shall be exercisable only by the Optionee.

  In the event an Optionee ceases to be an employee of or consultant to the Company or a member of the Board of Directors, for any reason other than retirement, death or disability, any Options granted to such Optionee which are exercisable at the cessation of such relationship and which have not been exercised at such time can be exercised by the Optionee within a period of ninety (90) days following such time the Optionee so ceases, but in no event later than the expiration date of the Option. In the event an Optionee ceases to be an employee of or consultant to the Company or a member of the Board of Directors, by reason of his retirement, disability or death, all unexercised Options which are exercisable at the cessation of such relationship will remain exercisable (by the Optionee's personal representative, heir or legatee, in the event of death) during the period ending one year after the date the Optionee so ceases, but in no event later than the expiration date of the Option.

  Optionees will have no voting, dividend or other rights as stockholders with respect to shares of Common Stock covered by Options prior to becoming the holders of record of such shares. All Option grants will permit the exercise price to be paid (i) in cash, (ii) by check, (iii) by tendering mature shares of Common Stock valued at fair market value, (iv) through a brokered exercise transaction, or (v) through any combination of payments described in (i) through (iv) above. The number of shares covered by Options will be appropriately adjusted in the event of any merger, recapitalization or similar corporate event. Unless otherwise provided by the Compensation Committee, in the event of a "Change in Control" (as defined in the 1998 Plan), all Options shall terminate, but the Optionee (if at the time an employee, director or consultant of the Company, or a Subsidiary, as appropriate) shall have the right, immediately prior to such event, to exercise the Option, to the extent then exercisable by its terms and not theretofore exercised. In addition, in the event of a Change in Control, the Compensation Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options and pay to the Optionees thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Stock received or to be received by other stockholders of the Company in such event.

  The 1998 Plan provides that Options granted under the 1998 Plan are subject to a provision requiring the disgorgement of certain option-related profits by Optionees who engage in activities in conflict with, competitive with or adverse to the interests or business of the Company (all as reasonably determined by the Compensation Committee) within the 12-month period following the termination of their employment (or similar relationship) with the Company. An Option holder who engages in any such activity during this 12-month period must pay to the Company an amount equal to the profit realized by such person through the exercise of certain stock options during and after the 9-month period immediately prior to the Option holder's termination of employment (or similar relationship) (i.e., the fair market value on the date of exercise minus the exercise price of each share). The Compensation Committee may waive enforcement of this requirement, in whole or in part, on a case by case basis.

  Options under the 1998 Plan may not be granted later than ten (10) years after the adoption and approval of the 1998 Plan. The Board of Directors may, at any earlier time, terminate the 1998 Plan or make such modifications to the 1998 Plan as it shall deem advisable, provided, that the Board of Directors may not, without the approval by the Company's stockholders in a manner which complies with the requirements of Sections 422 and 162(m) of the Code and the requirements of any exchange on which the Common Stock may be listed, increase the maximum number of shares available for option under the Plan (other than as specifically provided in 1998 Plan). In addition, unless the Compensation Committee specifically determines otherwise, approval by the Company's stockholders in a manner which complies with the requirements of Sections 422 and 162(m) of the Code shall be required for any other amendment to the Plan which, without such stockholder approval, would cause (i) Options intended to be ISOs to fail to qualify as ISOs or (ii) Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code to fail to so qualify. No termination or amendment of the 1998 Plan may, without the consent of each Optionee to whom an Option under the 1998 Plan shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

  The following is a brief discussion of the federal income tax consequences of transactions under the 1998 Plan based on the Code. The 1998 Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

  Incentive Options. No taxable income is realized by an Optionee upon the grant or exercise of an ISO. If Common Stock is issued to an Optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of grant or within one year after the transfer of such shares to such Optionee, then (i) upon sale of such shares, any amount realized in excess of the Option price will be taxed to such Optionee as a long-term capital gain and any loss sustained will be a long- term capital loss and (ii) no deduction will be allowed to the Optionee's employer for federal income tax purposes.

  If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally
(i) the Optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the Option price paid for such shares and (ii) the Company will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Optionee will be taxed as short-term, mid-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

  Non-Qualified Options. With respect to NQOs, (i) no income is realized by an Optionee at the time the Option is granted, (ii) generally, at exercise, ordinary income is realized by the Optionee in an amount equal to the difference between the Option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Company is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements and (iii) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term, mid-term or long-term capital gain (or loss) depending on how long the shares have been held.

  Deductions for compensation attributable to NQOs (or disqualified ISOs) granted to the Company's named executive officers may be subject to the deduction limits of Section 162(m) of the Code, unless such compensation qualifies as "performance-based" (as defined therein).

NEW PLAN BENEFITS

  In early 1998, Messrs. Montopoli, Whynot and Joyce entered into employment agreements with the Company as Chief Executive Officer, Senior Vice President and Chief Financial Officer, and Senior Vice President-Legal Affairs, respectively. As inducements to entering into such employment contracts with the Company, Messrs. Montopoli, Whynot and Joyce were granted Options to purchase 600,000, 160,000 and 120,000 shares of Common Stock, respectively (the "Initial Options") on their first day of employment with the Company. See "Employment Agreements." Of the 600,000 Initial Options granted to Mr. Montopoli on his first day of employment, 450,000 were granted with an exercise price of $10.625 and 150,000 were granted with an exercise price of $14.50, the latter being a $3.875 premium over the then prevailing fair market price. All of the Initial Options granted to Messrs. Whynot and Joyce on their respective first days of employment were granted with an exercise price of $10.625.

  The Compensation Committee believes that in order to continue to provide an appropriate incentive for Messrs. Montopoli, Whynot and Joyce to promote the success of the Company's business, and because each of these executives joined the Company only recently and after the end of the last fiscal year, the Company should, following the Annual Meeting, cancel all of their Initial Options and in exchange for such cancellation, grant Messrs. Montopoli, Whynot and Joyce Options to purchase 450,000, 125,000, and 94,000 shares of Common Stock, respectively (the "New Options"), under the 1998 Plan. The exercise price of the New Options will equal the fair market value of a share of Common Stock on the date of grant with respect to all of the New Options granted to Messrs. Whynot and Joyce and 300,000 of the New Options granted to Mr. Montopoli. The remaining 150,000 New Options to be granted to Mr. Montopoli are expected to be granted at a price equal to $3.875 over the fair market value of a share of Common Stock on the date of grant.

  Inasmuch as Options will be granted to participants under the 1998 Plan at the sole discretion of the Compensation Committee, and no Options have been granted subject to stockholder approval, such benefits under the 1998 Plan are not determinable. The Company has therefore omitted a tabular presentation of such benefits. Compensation paid and other benefits granted in respect of the 1997 fiscal year to the named executive officers are set forth in the Summary Compensation Table on page 19.

TERMINATION AND AMENDMENT

  The Board of Directors may at any time terminate the 1998 Plan or make such modification or amendment thereof as it may deem advisable. Termination or any modification or amendment of the 1998 Plan shall not, without consent of a participant, affect the rights under an Option previously granted to such participant.

VOTE REQUIRED

  The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to approve the 1998 Plan. Approval of the 1998 Plan by stockholders is required for ISO options granted under the 1998 Plan to meet the requirements of Sections 422(b)(1) and 162(m) of the Code and to meet the stockholder approval requirements of the NASDAQ Stock Market. Abstentions will have the same effect as a vote against the approval of the 1998 Plan and broker non-votes will have no effect on such vote.

BOARD RECOMMENDATION

  The Board of Directors recommends that stockholders vote FOR the approval of the 1998 Plan.

                                PROPOSAL THREE

                 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

GENERAL

  On July 2, 1998, the Board of Directors unanimously adopted the 1998 Non-Employee Director Stock Option Plan (the "Directors Plan") to provide for the grant of Options to members of the Board of Directors who are not also employees of the Company ("Non-Employee Directors"). The Directors Plan and any Options granted thereunder are subject to the approval of the stockholders of the Company at the Annual Meeting.

  The Directors Plan is intended to provide an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors by providing them with an equity interest in the Company, more closely aligning their interests with the Company's stockholders, and providing them with fair and reasonable compensation. As noted above, the Company added two additional directors in June 1998. The Board believes that compensation of this type is necessary to attract qualified individuals.

  The following is a summary of the material features of the Directors Plan, the complete text of which was filed with the SEC along with this Proxy Statement. Terms not otherwise defined in this summary shall have the meaning given to them in the text of the Directors Plan.

DESCRIPTION OF THE 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

 Administration

  The Directors Plan can be administered by either the Board of Directors or the Compensation Committee. The current members of the Compensation Committee are Messrs. Strickland and Josephson. Members of the Compensation Committee are appointed by the Board of Directors. The Compensation Committee, subject to the provisions of the Directors Plan, has the power to construe the Directors Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the Directors Plan as it may deem desirable.

 Shares Subject to the Directors Plan

  The total number of shares of Common Stock authorized for the grant of options under the Directors Plan is 200,000 (before giving effect to the Reverse Stock Split). The Options and the shares of Common Stock subject thereto under the Directors Plan are subject to adjustment as described below under "Changes in Stock; Recapitalization and Reorganization." If any Options granted under the Directors Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall revert to the status of available shares under the Directors Plan.

 Eligibility; Automatic Grant of Options

  Options are granted pursuant to the Directors Plan only to Non-Employee Directors. Six persons would be currently eligible to participate in the Directors Plan.

  Unless otherwise determined by the Compensation Committee, upon the date any person first becomes a Non-Employee Director, such person will be automatically granted without further action by the Board of Directors an Option to purchase a number of shares of Common Stock as follows (each an "Annual Grant"). If the person first becomes a Non-Employee Director at an Annual Meeting, the Option shall cover 10,000 shares of Common Stock. If the person first becomes a Non-Employee Director after an Annual Meeting but not later than June 30 of such calendar year, the Option shall cover 7,500 shares of Common Stock. If the person first becomes a Non-Employee Director after June 30 of any calendar year but not later than September 30 of such calendar year, the Option shall cover 5,000 shares of Common Stock. If the person first becomes a Non-Employee Director after September 30 of any calendar year but prior to December 31 of such calendar year, the

Option shall cover 2,500 shares of Common Stock. If the person first becomes a Non-Employee Director after December 31 of any calendar year but prior to the next Annual Meeting, such person shall receive an Option covering 10,000 shares of Common Stock at the next regularly scheduled Annual Meeting. Thereafter, each Non-Employee Director will automatically be granted each year on the date of the Company's Annual Meeting of Stockholders, without further action by the Board, an Option to purchase 10,000 shares of Common Stock. None of the Options granted under the Directors Plan is intended to be an "Incentive Stock Option" within the meaning of Section 422 of the Code.

 Option Price

  The exercise price per share of Options granted under the Directors Plan is 100% of the fair market value of the Common Stock on the date the Option is granted.

 Market Value

  As of June 18, 1998, the closing price for the Common Stock on the Nasdaq National Market was $3.22.

 Option Duration

  Options granted under the Directors Plan expire ten (10) years from the date of Option grant.

 Vesting

  Options granted pursuant to an Annual Grant shall be become exercisable in equal installments on the last day of each Fiscal Quarter following the Annual Grant that occur prior to the next Annual Meeting, if the Optionee remains a director of the Company on such dates.

 Exercise of Options and Payment for Stock

  Exercise of an Option under the Directors Plan is effected by a written notice of exercise, delivered to the Compensation Committee together with payment for the shares in full. Unless otherwise determined by the Compensation Committee payment may be made in part or in full (i) in cash,
(ii) by certified or cashier's check, (iii) by tendering mature shares of Common Stock of the Company valued at fair market value, (iv) through a brokered exercise transaction, or (v) through any combination of payment described in (i) through (iv) above.

 Non-Assignability of Options

  Unless otherwise determined by the Compensation Committee, either at the time of grant or at the time of transfer, Options granted pursuant to the Directors Plan are not assignable or transferable other than by will or the laws of descent and distribution and are exercisable during an Optionee's lifetime only by him.

 Changes in Stock; Recapitalization and Reorganization

  In the event of a Change in Capitalization, as defined in the Directors Plan, the Compensation Committee will determine the appropriate adjustments, if any, to the maximum number or class of shares of Common Stock or other stock or securities with respect to which Options may be granted under the Directors Plan, the number and class of shares of Common Stock or other stock or securities which are subject to outstanding Options, and the purchase price therefore, if applicable.

 Termination and Amendment

  The Board of Directors may at any time terminate the Directors Plan or make such modification or amendment thereof as it may deem advisable. Termination or any modification or amendment of the Directors Plan shall not, without consent of a participant, affect the rights under an Option previously granted to such participant.

FEDERAL INCOME TAX CONSEQUENCES

  An Option granted under the Directors Plan is taxed for United States federal income tax purposes in accordance with the Code and regulations issued thereunder. For such purposes, the following general rules are applicable under existing law to Non-Employee Directors who receive and exercise Options pursuant to the Directors Plan and to the Company, based upon the assumption that the Options do not have a readily ascertainable value at the date of grant:

    1. The Non-Employee Director does not recognize any income upon the grant of an Option, and the Company is not allowed a business expense deduction by reason of such grant.

    2. The Non-Employee Director will recognize ordinary compensation income at the time of exercise of the Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

    3. When the Non-Employee Director sells the shares acquired by exercise of the Option, he will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his basis in the shares (i.e., the exercise price plus the amount taxed to the Non-Employee Director as compensation income as a result of his exercise of the Option). If the Non-Employee Director holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss. The capital gain tax rates may vary depending on the length of time the shares are held.

    4. In general, the Company will be entitled to a tax deduction in the year in which compensation income is recognized by the Non-Employee Director in the amount of such compensation income.

    5. As a result of the rules under Section 16(b) of the Exchange Act and depending upon the particular exemption from the provisions of Section 16(b) utilized, Non-Employee Directors may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of Options. Generally, Non-Employee Directors will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) of the Exchange Act with respect to any particularly Option.

NEW PLAN BENEFITS

  The following Table sets forth the number of shares of Common Stock subject to Options to be granted to the following Non-Employee Directors at the Annual Meeting.

     NAME AND POSITION                              DOLLAR VALUE NUMBER OF UNITS
     -----------------                              ------------ ---------------
     Sally W. Crawford.............................     N/A          10,000
     Peter B. Davis................................     N/A          10,000
     Gary L. Fuhrman...............................     N/A          10,000
     John H. Josephson.............................     N/A          10,000
     Gary N. Siegler...............................     N/A          10,000
     D. Gordon Strickland..........................     N/A          10,000
     Non-Executive Director Group..................     N/A          60,000

  As noted above, Option grants in these same amounts will be made annually for so long as these individuals continue as Non-Employee Directors.

VOTE REQUIRED

  Approval of the adoption of the Directors Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting.

BOARD RECOMMENDATION

  The Board of Directors recommends a vote FOR the approval of the Directors
Plan.

                                 PROPOSAL FOUR

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

  The Board of Directors has approved, and recommends that the stockholders approve, an amendment (the "Certificate Amendment") to the Company's certificate of incorporation, as amended to date (the "Certificate of Incorporation") to effect a reverse split (the "Reverse Stock Split") of the outstanding shares of Common Stock, whereby the Company would issue one (1) new share of Common Stock in exchange for between two (2) and four (4) shares of presently outstanding Common Stock. The Board believes that stockholder approval of an exchange ratio range (as opposed to approval of a specified exchange ratio) in which the Reverse Stock Split may be effected will provide the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split and is in the best interests of the Company and its stockholders. See "Reasons For and the Effect of the Proposed Reverse Stock Split".

  Assuming that the Certificate Amendment is approved, a certificate of amendment to the Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware as promptly as practicable thereafter. The Certificate Amendment and the proposed Reverse Stock Split would become effective upon the date of filing (the "Effective Date").

REASONS FOR AND THE EFFECT OF THE PROPOSED REVERSE STOCK SPLIT

  On May 14, 1998, management of the Company appeared before the Nasdaq Listing Qualifications Panel (the "Panel"). This hearing resulted from the Company's failure to file timely its Annual Report on Form 10-K for the year ended December 31, 1997 and was held to determine if the Common Stock should continue to be listed on The Nasdaq Stock Market's National Market (the "National Market"). On May 29, 1998, the Company was advised that the Panel determined to continue the listing of the Common Stock on the National Market subject to certain conditions. One of the conditions is that the Company must evidence compliance with either the National Market's minimum net tangible assets test or one of the National Market's alternative requirements by July 24, 1998.

  Based on the closing price for the Common Stock on June 18, 1998 ($3.22) and the Company's net tangible assets as of March 31, 1998, the Company does not satisfy either the net tangible assets requirement or one of the alternative requirements for continued listing, which include, among other things, a minimum bid price for the Common Stock of $5.00 per share. The primary purpose of the Reverse Stock Split is to increase the market value per share of the Common Stock in order to meet the National Market's minimum bid price. The reduction in the number of shares of Common Stock outstanding caused by the Reverse Stock Split is intended to increase the per share market price of the Common Stock and, thereby allow the Common Stock to qualify for continued listing on the National Market. If the stockholders approve this proposal, the Board of Directors will select a level within the exchange ratio range for the Reverse Stock Split which the Board believes will allow the Common Stock to qualify for continued listing on the National Market. The Reverse Stock Split will affect all stockholders equally and each stockholder's percentage equity interest in the Company will remain unchanged.

  THE BOARD OF DIRECTORS STRONGLY URGES STOCKHOLDERS TO VOTE FOR THE REVERSE STOCK SPLIT. IF STOCKHOLDERS FAIL TO APPROVE THE REVERSE STOCK SPLIT, THE COMMON STOCK WILL LIKELY BE DELISTED FROM THE NASDAQ NATIONAL MARKET.

  In the event this proposal is not adopted by the Company's stockholders, and the Common Stock minimum bid price does not exceed $5.00 on or before July 24, 1998, the Company has been advised that the Common Stock will be delisted by Nasdaq. In such event, it is possible that the Common Stock could be traded on the Nasdaq SmallCap Market. No assurance can be given, however, that the Common Stock will meet the requirements for listing on any other established trading market, including the Nasdaq SmallCap Market, in the event this proposal is not approved by the Company's stockholders. In addition, the continued listing of the Common Stock on the National Market is conditioned on the Company being able to satisfy all of the National Market's requirements for continued listing. There can be no assurance that the Company will be able to satisfy all of these requirements in the future.

  The Reverse Stock Split also may enhance the acceptability of the Common Stock by the financial community and investing public. Theoretically, the number of shares outstanding should not, by itself, affect the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading below $5.00 as unduly speculative in nature and, as a matter of policy or practice, avoid investments in such stocks. The Company also believes that the current per share price of the Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low-priced securities to their clients. Further, various brokerage house policies and practices tend to discourage individual brokers within firms from dealing in low-priced stocks. Some of those policies and procedures pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks economically unattractive to brokers. In addition, the structure of trading commissions tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of a low-price stock generally represents a higher percentage of the sales price than the commission on higher priced issues. The Company also believes that many or more brokers and other "margin loan" makers are unwilling to lend against stock trading below $5.00 per share. The Company believes that all of the foregoing factors tend to depress the market for the Common Stock.

  Although there can be no assurance that the price of the Common Stock after the Reverse Stock Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposed Reverse Stock Split is intended to result in a price level for the Common Stock that will mitigate or eliminate the foregoing factors that impact the market for the Common Stock. There is also no assurance that the market for the Common Stock will be improved. Stockholders should note that the Company cannot predict what actual effect the Reverse Stock Split will have on the market price of the Common Stock.

  Based on the 22,925,277 shares of Common Stock that were outstanding on May 28, 1998, the following table reflects the percentage reduction in the outstanding shares of Common Stock and the number of shares of Common Stock that would be outstanding as a result of the Reverse Stock Split:

     PROPOSED REVERSE STOCK SPLIT   PERCENTAGE REDUCTION SHARES TO BE OUTSTANDING
     ----------------------------   -------------------- ------------------------
               1 for 2                       50%                11,462,638
               1 for 3                       66%                 7,641,759
               1 for 4                       75%                 5,731,319

  The Reverse Stock Split would not affect the proportionate equity interest in the Company of any holder of Common Stock, except as may result from the provisions for the treatment of fractional shares as described below. Following the Reverse Stock Split, each share of Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Common Stock prior to such event.

EFFECT ON OUTSTANDING OPTIONS AND WARRANTS

  As of June 18, 1998, there were outstanding options to purchase an aggregate of 2,237,000 shares of Common Stock pursuant to Company employee stock option plans and warrants to purchase an aggregate of 2,880,000 shares of Common Stock and 18,000 shares of Series C Convertible Preferred Stock (the "Preferred Stock"). All of the outstanding options, warrants and Preferred Stock are subject to provisions for adjustments in the number of shares covered thereby, and the exercise price thereof, in the event of a reverse stock split. If the proposed Reverse Stock Split is approved and effected, there will be a proportionate reduction in the number of shares of Common Stock subject to outstanding options, warrants and Preferred Stock, depending on the ratio selected by the Board of Directors, and the exercise price per share would be proportionately increased.

EXECUTION AND CONSEQUENCES OF A REVERSE STOCK SPLIT

  Each stock certificate representing issued and outstanding shares of Common Stock prior to the effective date of the Reverse Stock Split will, after such effective date, represent the appropriate number of shares of Common Stock reflecting the Reverse Stock Split. It will not be necessary for stockholders to exchange their existing stock certificates. Stockholders may, however, exchange their certificates if they so choose.

  No scrip or fractional certificates will be issued in the Reverse Stock Split, and no such fractional share interest would entitle the holder thereof to vote or to any rights of a stockholder of the Company. In lieu of any such fractional shares, and solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable (rounded, if necessary, to the next higher whole share) will be issued to the Company's transfer agent, American Stock Transfer & Trust Co. (the "Transfer Agent"), or its nominee, as agent for the accounts of all holders of shares of Common Stock otherwise entitled to have a fraction of a share issued to them in connection with the Reverse Stock Split. Sales of fractional interests will be effected by the Transfer Agent as soon as practicable on the basis of prevailing market prices of the Common Stock on the Nasdaq National Market or such other market on which the Common Stock is then trading at the time of the sale. After the Reverse Stock Split is effected, the Transfer Agent will pay to such stockholders their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their stock certificates.

  The Reverse Stock Split may leave certain stockholders with "odd lots" of the Common Stock, i.e., stock in amounts of less than 100 shares. These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

  Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or its Transfer Agent, as the case may be, concerning ownership of such funds within the time period permitted in such jurisdictions. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they are paid.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following description of federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not address all the tax consequences that may be relevant to a particular stockholder (such as non-resident aliens, broker-dealers or insurance companies). Furthermore, no foreign, state or local tax consequences are discussed herein. Accordingly, stockholders are urged to consult their own tax advisors to determine the specific tax consequences of the Reverse Stock Split to them.

  The exchange of shares of stock for shares of post-split stock will not result in recognition of gain or loss (except in the case of cash received for fractional shares as described below). The holding period of the shares of post-split stock will include the stockholder's holding period for the shares of stock exchanged therefor, and the aggregate tax basis of the shares of the post-split stock will be the same as the aggregate tax basis of the shares of stock exchanged therefor, reduced by the tax basis allocable to the receipt of cash in lieu of fractional shares.

  If cash is received by a stockholder as a result of the sale of a fractional share interest by the Transfer Agent, the Company will be treated as distributing the fractional share to the stockholder and the stockholder will be treated as selling the fractional share interest. Such stockholder will recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of such stockholder's pre-split stock allocable to such fractional share. Such gain or loss will be capital gain or loss (if such stock was held as a capital asset), and any of such capital gain or loss will generally be long-term capital gain or loss, to the extent that such stockholder's holding period for his or her stock exceeds 12 months. Under recently enacted legislation, the maximum regular individual U.S. federal income tax rate on capital gains is 20% for property held for more than 18 months and 28% for property held for more than one year but not more than 18 months. Capital gains on the sale of property held for one year or less are subject to U.S. federal income tax at ordinary income rates.

PROPOSED CERTIFICATE AMENDMENT

  The Certificate Amendment is as set forth below:

  Amend Article Fourth by adding a new paragraph (a) at the end thereof, to read as follows:

    "(a) Effective as of the close of business on the day that the Certificate of Amendment which contains this provision is filed with the Office of the Secretary of State of the State of Delaware (the "Effective Date"), each whole share of Common Stock issued and outstanding at such time shall be and hereby is automatically reclassified and changed into _____ of one share of Common Stock (the "Reverse Stock Split"); provided, however, that (1) no fractional share shall be issued pursuant to the Reverse Stock Split and (2) no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. In lieu of any such fractional shares, a certificate or certificates evidencing the aggregate of all fractional shares otherwise issuable (rounded, if necessary, to the next higher whole share) shall be issued to the Company's exchange agent, American Stock Transfer & Trust Co. (the "Transfer Agent"), or its nominee, as agent for the accounts of all holders of shares of Common Stock otherwise entitled to have a fraction of a share of Common Stock issued to them. Sales of fractional interests of Common Stock shall be effected by the Transfer Agent as soon as practicable on the basis of prevailing market prices of the Common Stock on the Nasdaq National Market at the time of sale. After the Effective Date, the Transfer Agent will pay to such stockholders their pro rata share of net proceeds derived from the sale of their fractional interests in the Common Stock."

APPRAISAL RIGHTS

  Holders of Common Stock have no appraisal rights under the Delaware General Corporation Law in connection with the Reverse Stock Split.

VOTE REQUIRED AND RESERVATION OF RIGHTS

  Approval of the Reverse Stock Split and adoption of the Certificate Amendment require the affirmative vote of the holders of not less than a majority of the outstanding shares of the Common Stock. Abstentions and broker non-votes will be counted as votes against adoption of the Certificate Amendment. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split, if at any time prior to filing the certificate of amendment, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

BOARD RECOMMENDATION

  The Board of Directors recommends that stockholders vote "FOR" adoption of the proposal to effect a Reverse Stock Split of the Common Stock. IF STOCKHOLDERS FAIL TO APPROVE THE REVERSE STOCK SPLIT, THE COMMON STOCK WILL LIKELY BE DELISTED FROM THE NASDAQ NATIONAL MARKET.

                           MANAGEMENT OF THE COMPANY

  Set forth below is certain information with respect to each nominee for director and each executive officer of the company:

NAME                              AGE POSITION
----                              --- --------
Sally W. Crawford................  44 Director
Peter B. Davis...................  53 Director
Gary L. Fuhrman..................  36 Director
John H. Josephson................  36 Director
Duane C. Montopoli...............  49 Chief Executive Officer, President and
                                       Director
Gary N. Siegler..................  36 Director
D. Gordon Strickland.............  51 Chairman of the Board and Director,
                                       Chairman of the Executive Committee
Gerald H. Allen..................  50 Senior Vice President--Diagnostic Imaging
                                       Business
Christopher J. Joyce.............  34 Senior Vice President--Legal Affairs and
                                       Administration and Secretary
Gregory Mikkelsen................  50 President and Chief Operating Officer,
                                       StarMed Staffing, Inc.
Geoffrey A. Whynot...............  39 Chief Financial Officer and Senior Vice
                                       President--Finance

  SALLY W. CRAWFORD was appointed a director of the Company by the Board of Directors in June 1998. Ms. Crawford was the Chief Operating Officer of Healthsource Inc. from 1985 to 1997. Prior thereto, Ms. Crawford was employed by Beacon Health where she was the marketing director. Ms. Crawford is also a director of Harborside Healthcare, Yankee Publishing and CYTYC Corporation.

  PETER B. DAVIS was appointed a director of the Company by the Board of Directors in June 1998. Mr. Davis is the President and the CEO of St. Joseph Hospital in Nashua, New Hampshire. From January 1997 through June 1998, Mr. Davis was the Interim President and CEO of Optima Healthcare, a New Hampshire joint operating company, where he has been employed since January 1997.

  GARY L. FUHRMAN has been a director of the Company since 1992 and is a member of the Board's Executive and Audit Committees. Mr. Fuhrman has been a director and Senior Vice President of Arnhold and S. Bleichroeder, Inc., an investment banking firm, since March 1995 and January 1993, respectively, and a Vice President of such firm for more than five years prior thereto.

  JOHN H. JOSEPHSON has been a director of the Company since July 1994 and is a member of the Board's Executive, Nominating and Compensation Committees. Mr. Josephson is a Vice President and Director of Allen & Company Incorporated, an investment banking firm, and has been with such firm since 1987. Mr. Josephson is also a director of Norwood Promotional Products, Inc.

  DUANE C. MONTOPOLI was appointed President and Chief Executive Officer and a director of the Company effective January 30, 1998. Previously, Mr. Montopoli was President and Chief Executive Officer of Chemfab Corporation (NYSE:CFA) which he joined in 1986. Until January 1990, he was also a partner in Oak Grove Ventures which he joined in December 1983. Prior to that time, Mr. Montopoli was employed by Arthur Young & Company (now Ernst & Young LLP) where he was a general partner from October 1982 through December 1983.

  GARY N. SIEGLER, a director since 1990, served as Chairman of the Board of Directors of the Company from 1990 until June 1998. Mr. Siegler is a co-founder and, since January 1989, has been President of Siegler, Collery & Co., a New York-based investment firm ("Siegler Collery"). Mr. Siegler is a principal member of the general partner of The SC Fundamental Value Fund, L.P. ("Fundamental Value Fund"), a fund investing in marketable securities, and an executive officer of SC Fundamental Value BVI, Inc. ("Fundamental Value BVI"), the managing partner of the investment advisor to an offshore fund investing in marketable securities. Mr. Siegler serves as the Chairman of the Board of Directors of National R.V. Holdings, Inc., a manufacturer of motor homes and other recreational vehicles.

  D. GORDON STRICKLAND has been a director of the Company since December 1997 and was appointed Chairman of the Board's Executive Committee in January 1998. He was appointed Chairman of the Board and a member of the Compensation Committee in June 1998. Mr. Strickland is also a member of the Board's Nominating Committee. Mr. Strickland is Senior Vice President--Investment for Tauber Enterprises, a private investment holding company. Mr. Strickland was President and Chief Executive Officer of Kerr Group, Inc. ("Kerr Group"), a NYSE-listed manufacturer of plastic packaging products, from 1996 to September 1997. From 1986 to 1996, he served as Senior Vice President, Finance and Chief Financial Officer of Kerr Group.

  GERALD H. ALLEN was appointed in March 1998 as President of the Imaging Division of the Company (now, Senior Vice President--Diagnostic Imaging Business) and since April 1995 has also held the positions of Senior Vice President--Operations and Senior Vice President--Development. Mr. Allen was employed by the Company in several executive capacities from 1984 to 1993. From 1993 through March 1995, Mr. Allen was the Executive Vice President and Chief Financial Officer of Prime Capital Corporation, a merchant banking company.

  CHRISTOPHER J. JOYCE was appointed Senior Vice President--Legal Affairs and Administration and Secretary in April 1998. Previously, he was Executive Vice President and General Counsel of Alliance Entertainment Corp., a publicly-traded entertainment and music distribution company which filed for protection under Chapter 11 of the United States Bankruptcy Code in July 1997. From February 1992 to July 1995, Mr. Joyce served as Executive Vice President of Business Affairs and General Counsel of Independent National Distributors, Inc., a privately-held independent music distribution company. From September 1988 to February 1992, Mr. Joyce was an associate at the law firm of Willkie Farr & Gallagher.

  GREGORY MIKKELSEN joined StarMed Staffing, Inc. as President and Chief Operating Officer in August 1996. Prior thereto, Mr. Mikkelsen was President and Chief Executive Officer of Medical Recruiters of America, Inc. Mr. Mikkelsen has also held Senior Executive positions with Baxter Health Care and The Norrell Corporation.

  GEOFFREY A. WHYNOT was appointed Senior Vice President and Chief Financial Officer of the Company in March 1996. Previously, he was Chief Financial Officer of Kerr Group. During his tenure with Kerr Group, Mr. Whynot served as Assistant Controller, Corporate Vice President and Treasurer, prior to becoming CFO. A Certified Public Accountant, Mr. Whynot was employed by Arthur Andersen & Company from 1980 to 1987.

BOARD OF DIRECTORS AND COMMITTEES

  Pursuant to the Company's By-Laws, the Board of Directors consists of nine members, each to hold office (subject to the Company's By-Laws) until the next annual meeting or until his or her respective successor is elected and qualified. Following the Annual Meeting, the Board of Directors will consist of seven members. In the event of a vacancy, a director will be appointed by a majority of the remaining directors then in office to serve the remainder of the term left vacant.

  In March 1997, the Board of Directors issued John H. Josephson ten-year options under the Company's 1996 Stock Option Plan B to acquire 15,000 shares of Common Stock at an exercise price of $11.125 per share. See "Certain Relationships and Related Transactions."

  Through May 1998, Directors did not receive any fees for attending board meetings. In June 1998, the Board of Directors adopted a compensation plan pursuant to which Directors receive $1,000 for attending Board meetings and $250 for participating by telephone in Board meetings. Directors are entitled to receive reimbursement for traveling costs and other out-of-pocket expenses incurred while attending Board meetings. During the fiscal year ended December 31, 1997, the Board of Directors held 14 meetings and took action by written consent on 33 other occasions. All incumbent Directors attended at least 75% of those meetings and of its committees of which they were members that were held while they were serving on the Board of Directors or such committee.

  The Board of Directors has an Executive Committee, established in January 1998, consisting of D. Gordon Strickland, John H. Josephson and Gary L. Fuhrman. The Executive Committee has all of the powers of the Board of Directors, subject only to limitations imposed by the Delaware General Corporation Law.

  During 1997, the Board of Directors had designated a Stock Option Committee, consisting of Stephen M. Davis and Gary L. Fuhrman, which made all decisions with respect to the grant of stock options and administration of the Company's 1992, 1995, 1996 and 1996B Stock Option Plans. The Stock Option Committee held three meetings during fiscal 1997. In January 1998, the Board of Directors created a Compensation Committee, which consisted of Peter J. Powers until his resignation in May 1998, and John H. Josephson. In June 1998, D. Gordon Strickland was appointed to the Compensation Committee to fill the vacancy created by Mr. Powers' resignation. As of the date hereof, the Compensation Committee consists of Messrs. Josephson and Strickland. The Compensation Committee is authorized to establish and implement compensation programs, awards and arrangements, for officers, employees, and directors of the Company and to review and approve any transactions between the Company and any officer or director of the Company. The Compensation Committee will administer the 1998 Plan if approved by the stockholders at the Annual Meeting.

  The Board of Directors has also established an Audit Committee, which consisted of Messrs. Fuhrman, Davis and Koffler during 1997. In January 1998, the Board of Directors reconstituted the Audit Committee to consist of Messrs. Powers, Fuhrman and Koffler. The Audit Committee met one time during 1997. The Audit Committee reviews the performance of the independent accountants as auditors for the Company, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results with the auditors.

  In January 1998, the Board of Directors also created a Nominating Committee, consisting of Messrs. Strickland and Josephson. The Nominating Committee is responsible for identifying potential individuals to serve as independent directors of the Company.

  For services rendered as members of the special committee of the Board of Directors (the "Committee"), Messrs. Strickland and Powers each received $50,000 and were reimbursed for out-of-pocket expenses incurred in connection therewith. In addition, as Chairman of the Executive Committee of the Board of Directors, Mr. Strickland received compensation of $25,000 per month from January 1998 to June 1998. After June 1998, Mr. Strickland will no longer receive $25,000 per month.

  Pursuant to the Company's By-Laws, officers of the Company hold office until the first meeting of directors following the next meeting of stockholders and until their successors are chosen and qualified. It is anticipated that following the Annual Meeting, the Board of Directors elected at the Annual Meeting will elect the current officers of the Company to serve in the capacities set forth above until their respective successors are duly elected and qualified.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during 1997, all filing requirements applicable to its officers and directors were complied with by such individuals, except for Gary
N. Siegler, a Director of the Company, who inadvertently failed to timely file a report on Form 4 regarding one bequest of shares of Common Stock to a charitable foundation and a distribution of shares of Common Stock by three limited partnerships which Mr. Siegler is deemed to control to certain of the partnerships' limited partners.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth all compensation earned by each of the Company's executive officers (the "Named Officers") for the Company's fiscal years as specified below:

                          SUMMARY COMPENSATION TABLE

                                                                      LONG TERM COMPENSATION
                                                                -----------------------------------
                                     ANNUAL COMPENSATION                      AWARDS
                               -------------------------------- -----------------------------------
NAME AND                                           OTHER ANNUAL RESTRICTED SECURITIES   ALL OTHER
PRINCIPAL                        SALARY     BONUS  COMPENSATION STOCK SARS UNDERLYING  COMPENSATION
POSITION                  YEAR    ($)        ($)    (1) AWARDS    (#)(2)    OPTIONS       ($)(3)
---------                 ---- ----------  ------- ------------ ---------- ----------  ------------
Lawrence J. Ramaekers...  1997 $119,510(5)     -0-     --          -0-      75,000(6)       -0-
 Former Acting President
 and Chief Executive
 Officer(4)
William D. Farrell......  1997    247,342  150,000     --          -0-           -0-      6,016
 Former President and     1996    152,415  150,000     --          -0-       140,000      4,093
 Chief Operating          1995    131,643   60,000     --          -0-       135,000      3,245
 Officer(7)
John P. O'Malley, III...  1997    626,550      -0-     --          -0-           -0-        -0-
 Former Executive Vice    1996    183,333      -0-     --          -0-       203,438        -0-
 President and Chief
 Financial Officer(8)
Gary I. Fields..........  1997    106,542      --      --          -0-        60,000        -0-
 Former Senior Vice;
 President and General
 Counsel(7)
Gregory Mikkelsen.......  1997    179,867   10,000     --          -0-           -0-        -0-
 President and Chief      1996     68,955      -0-     --          -0-        50,000        -0-
 Executive Officer of
 StarMed Staffing, Inc.

--------
(1) The aggregate amount of all perquisites and other personal benefits paid to each Named Individual is not greater than either $50,000 or 10% of the total of the annual salary and bonus reported for each such executive.
(2) Due to the fact that the 1997 Stock Option Plan was not presented to the Company's stockholders for approval within one year of the plan's adoption by the Company, all options granted pursuant to the 1997 Stock Option Plan have lapsed and such grants are not deemed to be outstanding.
(3) Represents matching contributions under the Company's 401(k) plan.
(4) J. Alix & Associates ("J. Alix") was retained by the Company on November 2, 1997 to provide interim management services to the Company. Mr. Ramaekers, a principal of J. Alix, was appointed Acting President and Chief Executive Officer of the Company on November 2, 1997 and served in such capacity until January 30, 1998.
(5) Represents the portion of the fees paid to J. Alix for Mr. Ramaekers' services during the year ended December 31, 1997.
(6) Represents warrants to purchase 75,000 shares of Common Stock issued to J. Alix in connection with its engagement by the Company to provide interim management services to the Company.
(7) On November 7, 1997, Mr. Farrell and Mr. Fields resigned from their respective positions.
(8) Mr. O'Malley was appointed Executive Vice President--Finance and Chief Financial Officer in September 1996 and removed from such position on November 8, 1997.

EMPLOYMENT AGREEMENTS

  The Company is a party to an employment agreement with Mr. Duane C. Montopoli (the "Montopoli Employment Agreement"). The term of the Montopoli Employment Agreement shall continue until terminated by either the Company or Mr. Montopoli. Pursuant to the Montopoli Employment Agreement, Mr. Montopoli acts as President and Chief Executive Officer of the Company, and is entitled to receive an annual base salary of $275,000. Such annual salary may be increased from time to time in the discretion of the Board of Directors. Mr. Montopoli is eligible to receive a bonus for each calendar year during his term of employment provided he is employed on the last day of the calendar year. The bonus' target amount for any year shall be equal to 50% of

Mr. Montopoli's base salary for such year and the actual amount of the bonus shall be determined by the Board of Directors within 60 days following the end of such year. In connection with the execution of the Montopoli Employment Agreement, the Company granted to Mr. Montopoli ten-year options to purchase 600,000 shares of Common Stock, 400,000 of which have an exercise price of $10.625 and 200,000 of which have an exercise price of $14.50. Such options vest in five equal annual installments beginning January 30, 1998, unless sooner accelerated by certain "change of control" events. Under the terms of the Montopoli Employment Agreement, the Company is obligated to pay the premiums with respect to a term life insurance policy with a death benefit payable to Mr. Montopoli's named beneficiaries in the amount of $1 million. In the event Mr. Montopoli's employment is terminated by the Company other than for "Cause" or "Disability" (as such terms are defined in the Montopoli Employment Agreement), or if Mr. Montopoli terminates his employment for "Good Reason" (as defined in the Montopoli Employment Agreement), the Company shall
(i) pay Mr. Montopoli a lump sum payment equal to his accrued but unpaid salary and a portion of the bonus he would have received for such year; (ii) continue his base salary for a period of 18 months; and (iii) continue benefits under the Company's employee welfare plans during the salary continuation period unless such benefits are provided by another employer. Mr. Montopoli is prohibited from competing with the Company for a period of 18 months following the termination of the Montopoli Employment Agreement.

  The Company is a party to an employment agreement with Mr. William D. Farrell dated January 1, 1997, which was scheduled to expire on December 31, 1999. Pursuant to such employment agreement, Mr. Farrell acted as President and Chief Operating Officer of the Company, for which he received an annual salary of $225,000. In addition, pursuant to such agreement, Mr. Farrell is prohibited from competing with the Company for a period of one year following the termination of the agreement. On November 7, 1997, Mr. Farrell resigned from his position as President and Chief Operating Officer of the Company. The Company is in litigation with Mr. Farrell relating, in part, to Mr. Farrell's employment agreement. See "Management of the Company--Certain Relationships and Related Transactions."

  The Company is party to a non-competition and consulting agreement with Mr. John P. O'Malley III which expires on August 30, 1998 entered into in connection with the acquisition of NMR in August 1996 (the "NMR Acquisition"). Pursuant to such consulting agreement, Mr. O'Malley receives $550,000 annually, and the Company issued to Mr. O'Malley at the closing of the NMR Acquisition (i) five-year warrants to purchase 50,000 shares of Common Stock at an exercise price of $8.00 per share, and (ii) in exchange of his NMR employee stock options, four separate five-year stock purchase warrants to purchase 10,313; 27,500; 41,250; and 34,375 shares of Common Stock at exercise prices of $4.00, $3.36, $4.18 and $4.73, respectively. Subsequent to the closing of the NMR Acquisition, Mr. O'Malley was appointed Senior Vice President--Finance and Chief Financial Officer of the Company in September 1996 and he was removed from such position on November 8, 1997 for failure to perform certain of his functions as Chief Financial Officer. The Company is in litigation with Mr. O'Malley relating, in part, to Mr. O'Malley's consulting agreement. See "Management of the Company--Certain Relationships and Related Transactions."

  The Company is a party to an employment agreement with Mr. Geoffrey A. Whynot (the "Whynot Employment Agreement"). The term of the Whynot Employment Agreement shall continue until terminated by either the Company or Mr. Whynot. Pursuant to the Whynot Employment Agreement, Mr. Whynot acts as Senior Vice President--Finance and Chief Financial Officer of the Company, and is entitled to receive an annual base salary of $185,000. Such annual salary may be increased from time to time in the discretion of the Board of Directors. Mr. Whynot is also eligible to receive a bonus for each calendar year during this term of employment provided he is employed on the last day of the calendar year. For calendar year 1998, Mr. Whynot shall receive a bonus in an amount not less than $100,000. For all other calendar years, the target amount of the bonus shall be equal to 50% of Mr. Whynot's base salary for such year and the actual amount of the bonus shall be determined by the Board of Directors at its discretion and paid no later than March 15 of the calendar year following the calendar year for which the bonus is awarded. In connection with the execution of the Whynot Employment Agreement, the Company granted to Mr. Whynot ten-year options to purchase 160,000 shares of Common Stock at an exercise price of $10.625. Such options vest in four equal annual installments beginning

March 23, 1999, unless sooner accelerated by certain "change of control" events. In the event Mr. Whynot's employment is terminated by the Company other than for "Cause" or "Disability" (as such terms are defined in the Whynot Employment Agreement), or if Mr. Whynot terminates his employment for "Good Reason" (as defined in the Whynot Employment Agreement), the Company shall (i) pay him a lump sum payment equal to his accrued but unpaid salary and a portion of the bonus he would have received for such year; (ii) continue his base salary for a period of 12 months; provided that such amounts will be offset by any compensation received from another employer; further, provided that if such termination occurs within 12 months following a "Change in Control" (as defined in the Whynot Employment Agreement), Mr. Whynot shall receive a lump sum payment equal to 12 months of his then base salary, which amount shall not be subject to reduction for any compensation earned from another employer; and (iii) continue benefits under the Company's employee welfare plans during the salary continuation period unless such benefits are provided by another employer. Mr. Whynot is prohibited from competing with the Company for a period of 12 months following the termination of the Whynot Employment Agreement.

  The Company is a party to an employment agreement with Mr. Christopher J. Joyce (the "Joyce Employment Agreement"). The term of the Joyce Employment Agreement shall continue until terminated by either the Company or Mr. Joyce. Pursuant to the Joyce Employment Agreement, Mr. Joyce acts as Senior Vice President--Legal Affairs and Administration which position includes serving as the Company's General Counsel and Secretary, and is entitled to receive an annual base salary of $170,000. Such annual salary may be increased from time to time in the discretion of the Board of Directors. Mr. Joyce is also eligible to receive a bonus for each calendar year during this term of employment provided he is employed on the last day of the calendar year. For calendar year 1998, Mr. Joyce shall receive a bonus not less than 50% of Mr. Joyce's base salary for such year. For all other calendar years, the target amount of the bonus shall be equal to 50% of Mr. Joyce's base salary for such year and the actual amount of the bonus shall be determined by the Board of Directors, in its discretion, and paid no later than March 15 of the calendar year following the calendar year for which the bonus is awarded. In connection with the execution of the Joyce Employment Agreement, the Company granted to Mr. Joyce ten-year options to purchase 120,000 shares of Common Stock at an exercise price of $10.625. Such options vest in four equal annual installments beginning April 6, 1999, unless sooner accelerated by certain "change of control" events. In the event Mr. Joyce's employment is terminated by the Company other than for "Cause" or "Disability" (as such terms are defined in the Joyce Employment Agreement), or if Mr. Joyce terminates his employment for "Good Reason" (as defined in the Joyce Employment Agreement), the Company shall (i) pay him a lump sum payment equal to his accrued but unpaid salary and a portion of the bonus he would have received for such year; (ii) continue his base salary for a period of 9 months; and (iii) continue benefits under the Company's employee welfare plans during the salary continuation period unless such benefits are provided by another employer. Mr. Joyce is prohibited from competing with the Company for a period of nine months following the termination of the Joyce Employment Agreement.

STOCK OPTION PLANS

  1992 Stock Option Plan. In July 1992, the Company adopted and approved the 1992 Stock Option Plan (the "1992 Plan"). The 1992 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1992 Plan provides for the award of options to purchase up to 240,000 shares of Common Stock, of which 142,003 were subject to outstanding options as of April 1, 1998. The 1992 Plan is administered by the Stock Option Committee of the Board of Directors. The Stock Option Committee has, subject to the provisions of the 1992 Plan, full authority to select Company individuals eligible to participate in the 1992 Plan, including officers, directors (whether or not employees) and consultants. The 1992 Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and non-incentive stock options. Options granted pursuant to the 1992 Plan have such vesting schedules and expiration dates as the Stock Option Committee has established or shall establish in connection with each participant in the 1992 Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. In fiscal 1997, no options were granted under the 1992 Plan.

  1995 Stock Option Plan. In March 1995, the Company adopted and approved the 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1995 Plan provides for the award of options to purchase up to 400,000 shares of Common Stock, of which 130,232 were subject to outstanding options as of April 1, 1998. The 1995 Plan is administered by the Stock Option Committee of the Board of Directors. The Stock Option Committee has, subject to the provisions of the 1995 Plan, full authority to select Company individuals eligible to participate in the 1995 Plan, including officers, directors (whether or not employees) and consultants. The 1995 Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and non-incentive stock options. Options granted pursuant to the 1995 Plan have such vesting schedules and expiration dates as the Stock Option Committee has established or shall establish in connection with each participant in the 1995 Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. In fiscal 1997, no options were granted under the 1995 Plan.

  1996 Stock Option Plan. In February 1996, the Company adopted and approved the 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1996 Plan provides for the award of options to purchase up to 224,000 shares of Common Stock, of which 155,165 were subject to outstanding options as of April 1, 1998. The 1996 Plan is administered by the Stock Option Committee of the Board of Directors. The Stock Option Committee has, subject to the provisions of the 1996 Plan, full authority to select Company individuals eligible to participate in the 1996 Plan, including officers, directors (whether or not employees) and consultants. The 1996 Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and non-incentive stock options. Options granted pursuant to the 1996 Plan have such vesting schedules and expiration dates as the Stock Option Committee has established or shall establish in connection with each participant in the 1996 Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. In fiscal 1997, no options were granted under the 1996 Plan.

  1996 Stock Option Plan B. In February 1996, the Company adopted and approved the 1996 Stock Option Plan B (the "1996 B Plan"). The 1996 B Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1996 B Plan provides for the award of options to purchase up to 1,000,000 shares of Common Stock, of which 480,328 were subject to outstanding options as of April 1, 1998. The 1996 B Plan is administered by the Stock Option Committee of the Board of Directors. The Stock Option Committee has, subject to the provisions of the 1996 B Plan, full authority to select Company individuals eligible to participate in the 1996 B Plan, including officers, directors (whether or not employees) and consultants. The 1996 B Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and non-incentive stock options. Options granted pursuant to the 1996 B Plan have such vesting schedules and expiration dates as the Stock Option Committee has established or shall establish in connection with each participant in the 1996 B Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. In fiscal 1997, 15,000 options were granted under the 1996 B Plan.

  1997 Stock Option Plan. On May 27, 1997, the Company adopted and approved the 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan was designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. As of April 1, 1998, there were 1,741,000 shares of Common Stock subject to outstanding options granted under the 1997 Plan. Due to the fact that the 1997 Plan was not presented to the Company's stockholders for approval within one year of the plan's adoption by the Company, the 1997 Plan terminated and all options granted pursuant to the 1997 Plan have lapsed and such grants are not deemed to be outstanding.

OPTIONS AND WARRANTS GRANTED IN LAST FISCAL YEAR

  The following table sets forth certain information concerning options and warrants granted during 1997 to the Named Officers.

                                                                            POTENTIAL
                                                                         REALIZABLE VALUE
                                                                            AT ASSUMED
                                                                         ANNUAL RATES OF
                                                                           STOCK PRICE
                                                                         APPRECIATION FOR
                                     INDIVIDUAL GRANTS(1)                 OPTION TERM(2)
                         ----------------------------------------------- ----------------
                                     PERCENT OF
                                    TOTAL OPTIONS
                                       OF SARS
                                     GRANTED TO
                                      EMPLOYEES   EXERCISE OR
                         OPTIONS      IN FISCAL   BASE PRICE  EXPIRATION
NAME                     GRANTED        YEAR        ($/SH)       DATE    5% ($)  10% ($)
----                     -------    ------------- ----------- ---------- ------- --------
Lawrence Ramaekers...... 25,000(3)          (4)     $18.125     5/2/99   $ 7,507 $ 40,798
                         25,000(3)          (4)     $ 21.00     5/2/99   $     0 $      0
                         25,000(3)          (4)     $ 25.00     5/2/99   $     0 $      0
William D. Farrell......    --           --             --         --        --       --
John P. O'Malley, III...    --           --             --         --        --       --
Gary I. Fields.......... 25,000             (4)     $ 12.00    5/19/02   $82,884 $183,153
                         35,000             (4)     $ 14.00    5/19/02   $46,038 $186,414
Gregory Mikkelsen.......    --           --             --         --        --       --

--------
(1) Due to the fact that the 1997 Plan was not presented to the Company's stockholders for approval within one year of the plan's adoption by the Company, all options granted pursuant to the 1997 Plan have lapsed and such grants are not deemed to be outstanding.
(2) The 5% and 10% assumed annual rates of appreciation of the grant date market prices are mandated by rules of the Securities and Exchange Commission ("SEC") and do not reflect estimates or projections of future Common Stock prices. There can be no assurance that the amounts reflected in this table will be achieved.
(3) Represents warrants to purchase 75,000 shares of Common Stock issued to J. Alix in connection with its engagement by the Company to provide interim management services to the Company. Mr. Ramaekers, a principal of J. Alix, was appointed Acting President and Chief Executive Officer of the Company on November 2, 1997 and served in such capacity until February 2, 1998.
(4) After giving effect to the termination of all conditional options granted during 1997 under the Company's 1997 Stock Option Plan, no options or warrants were granted in 1997 to any of the Company's Named Officers, except Mr. Fields. Warrants were granted to J. Alix as described in footnote 3 above.

OPTION/WARRANT VALUES

  The following table sets forth, as of December 31, 1997, the number of options and warrants and the value of unexercised options and warrants held by the Named Officers.

                                                    NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED
                                                         OPTIONS AT           IN-THE-MONEY OPTIONS AT
                         SHARES ACQUIRED  VALUE       DECEMBER 31, 1997      DECEMBER 31, 1997 ($)(1)
                           IN EXERCISE   REALIZED -------------------------- -------------------------
NAME                           (#)         ($)    EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     --------------- -------- -----------  ------------- ----------- -------------
Lawrence J. Ramaekers...        --            --     75,000(2)       --       $      0          --
William D. Farrell......     52,500      $891,065    23,332          --       $113,744          --
John P. O'Malley, III...     10,313(3)   $192,197   166,458(4)    26,667      $619,796      $23,334
Gary I. Fields..........        --            --        --           --            --           --
Gregory Mikkelsen.......      8,100      $136,513     8,566       33,334      $      0      $     0

--------
(1) On December 31, 1997 the last reported sales price for the Common Stock on the Nasdaq Market was $9.375.
(2) Represents warrants to purchase 75,000 shares of Common Stock issued to J. Alix in connection with-its engagement by the Company to provide interim management services to the Company. Mr. Ramaekers, a principal of J. Alix, was appointed Acting President and Chief Executive Officer of the Company on November 2, 1997 and served in such capacity until February 2, 1998.
(3) Represents shares underlying warrants issued to Mr. O'Malley, the former Executive Vice-President--Finance and Chief Financial Officer of NMR, in connection with the NMR Acquisition. See "Management of the Company-- Employment Agreements."
(4) Of such total amount of shares, 153,125 shares represent shares underlying warrants issued to Mr. O'Malley, the former Executive Vice-President-- Finance and Chief Financial Officer of NMR, in connection with the NMR Acquisition. See "Management of the Company--Employment Agreements."

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

  In January 1998, the Board of Directors established a Compensation Committee. Prior to the establishment of the Compensation Committee, the full Board of Directors reviewed and made decisions regarding salaries, compensation and benefits of executive officers and key employees of the Company.

  Compensation of the Company's executive officers and key employees has historically consisted of two components: base salary and annual bonuses. Base compensation levels have been developed in order to attract and retain executives and key employees based on their level of responsibility within the Company. Generally, the Company has positioned salaries at median compensation levels for comparable positions and responsibilities in the market. Individual salaries may be higher or lower based on the qualifications and experience of the individual as well as Company performance. Base salaries have been subject to periodic review and adjustment and annual salary adjustments have been made based on the factors described above. Annual bonuses closely link executive pay with performance in areas key to the Company's short term operating success. The Company has granted annual bonuses to executives and employees based upon subjective and objective performance criteria relating to both the Company and the individual, including the level of Company revenues and earnings, a person's responsibility level and other performance targets.

  For fiscal 1997, the compensation package of Mr. William Farrell and, from November through December, Mr. Lawrence Raemakers, was established pursuant to written employment agreements. See "Management of the Company--Employment Agreements."

  The Board of Directors instituted the 1992 Plan, the 1995 Plan, the 1996 Plan and the 1996 Stock Option Plan B, all of which plans have been administered to date by the Stock Option Committee. See "Management of the Company--Stock Option Plans." The Company has adopted these stock option plans in order to create incentives for retaining qualified and competent employees and maximizing long-term stockholder values. For fiscal 1998, the Compensation Committee intends to examine and evaluate the performance of the Company's officers and employees, through discussions with senior management and otherwise, and make its decisions with respect to base salary, annual bonuses and any other elements of compensation in light of an overriding Company philosophy linking pay and performance.

                                          Compensation Committee:

                                          John H. Josephson
                                          D. Gordon Strickland

                               PERFORMANCE GRAPH

  Set forth below is a graph comparing cumulative total stockholder returns (assuming reinvestment of dividends) of the Company; the CRSP Total Return Index for The Nasdaq Stock Market (US), comprising all domestic shares traded in the Nasdaq National Market and the Nasdaq SmallCap Market; and self determined peer group of ten companies. The graph assumes $100 invested on December 31, 1992 in the Company and in each of the indices. The performance shown in the graph is not necessarily indicative of future performance.


               Comparison of Five-Year Cumulative Total Returns
                             Peformance Graph for
                            Medical Resources, Inc.

                           [LINE GRAPH APPEARS HERE]


CRSP Total Returns Index for:         12/31/92    12/31/93    12/30/94    12/29/95    12/31/96    12/31/97
----------------------------------    --------    --------    --------    --------    --------    --------
Medical Resources, Inc.                100.0        37.5        63.3       105.5       213.3       175.8
Nasdaq Stock Market (US Companies)     100.0       114.8       112.2       158.7       195.2       239.5
Self-Determined Peer Group             100.0        49.2        27.4        48.6        65.5        68.2
Companies in the Self-Determined Peer Group
ALLIANCE IMAGING INC DEL                           AMERICAN SHARED HOSPITAL SVCS
COMPLETE MANAGEMENT INC                            DIAGNOSTIC HEALTH SERVICES INC
HEALTHCARE IMAGING SERVICES INC                    INSIGHT HEALTH SERVICES CORP
NATIONAL DIAGNOSTICS INC                           RAYTEL MEDICAL CORP
SMT HEALTH SERVICES INC                            US DIAGNOSTIC INC

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During 1997, in connection with the placement of the Series C Convertible Preferred Stock, the Company paid $967,000 in fees and expenses to Arnhold and
S. Bleichroeder, Inc., of which Gary Fuhrman, a director of the Company, is an executive officer and director. Also during 1997, for legal services rendered to the Company, the Company paid legal fees in the amount of $919,000 to Werbel & Carnelutti, of which Stephen Davis, a director of the Company, is a partner. In addition, during 1997, the Company reimbursed the managing underwriter of the Company's October 1996 public offering $84,000 in charter fees (which rates were at or below market rates) for the use by the managing underwriter and the Company of an airplane owned by an affiliate of the Chairman of the Board during the public offering roadshow.

  In 1997 and previous years, the Company paid an annual financial advisory fee to 712 Advisory Services, Inc., a financial advisory firm and affiliate of the Company's Chairman of the Board (the "Affiliate"). Mr. Neil H. Koffler, a director of the Company, is also an employee of the Affiliate. Such fees amounted to $112,500, $102,000 and $225,000 in the years ended December 31, 1997, 1996, and 1995, respectively. During the year ended December 31, 1997, the Company also paid transaction related advisory fees and expenses (including fees associated with the issuance of the Company's Senior Notes) to the Affiliate of $1,761,000 and issued to the Affiliate warrants to purchase 675,000 shares of Common Stock exercisable at prices ranging from $10.31 to $12.59 per share for financial advisory services rendered to the Company in connection with such transactions. As discussed below, pursuant to recommendations made by a special committee of the Board of Directors, the Affiliate has reimbursed to the Company $1,536,000 of the fees paid to the Affiliate for services rendered in 1997 and waived $112,500 of fees payable for 1997.

  In order to incentivize officers, directors, employees and consultants to the Company, the Company from time to time has granted options at fair market value to such individuals. As of December 31, 1997, stock options to purchase 1,468,666 shares of the Common Stock had been issued to the Chairman and Mr. Koffler. Included in this amount are stock options to purchase 750,000 shares and 15,000 shares of the Common Stock which were granted to the Chairman and Mr. Koffler, respectively, under the 1997 Plan. As discussed below, the Chairman and Mr. Koffler have voluntarily agreed to relinquish the stock options that were granted to them under the 1997 Plan and to permit the Compensation Committee, with the assistance of compensation experts, to determine the appropriate director compensation for them for 1997.

  Additionally, in September 1997, the Company acquired, for $3.25 million, a limited partnership interest in Dune Jet Services, L.P. (the "Partnership"), a Delaware limited partnership formed for the purposes of acquiring and operating an airplane for the partners' business use and for third-party charter flights. The general partner of the Partnership is Dune Jet Services, Inc., a Delaware corporation, the sole stockholder of which is the Company's Chairman. In October 1997, the Company's interest in the Partnership was repurchased by the Partnership at cost plus interest following discussions among management (members of which expressed objections to such acquisition), a special committee of the Board of Directors (the "Committee"), and other members of the Board of Directors (including the Chairman).

  In October 1997, members of the Company's management communicated to the Board that certain Company stockholders had questioned them regarding the manner in which related-party transactions were being scrutinized by the Company and its Board. Management stated that it shared concerns of the stockholders and had engaged counsel to conduct a review of such transactions.

  In order to address and satisfy the concerns management had communicated, the Company authorized a review of its practices regarding related-party transactions, as well as the fairness of all such transactions and the adequacy of the disclosure of the same, including but not limited to transactions as to which fees already had been paid and warrants and options to purchase shares had been issued, and public disclosure had been made in prior periods. The review also was to seek to develop recommendations as to what changes, if any, should be made to the Company's procedures regarding related-party transactions.

  To oversee the review, the Board formed the Committee consisting of directors who were not officers, directors, employees, stockholders or otherwise affiliates of the Affiliate. The Committee retained, on behalf of the Company, outside counsel with which neither the Company nor any of its directors has or had any current or prior relationship, to assist and advise the Committee in the conduct of the review. The Chairman, on behalf of the Affiliate, expressed his position that the related-party transactions and fees are and were proper, but nevertheless advised the Committee that the Affiliate would return to the Company any sums that the Committee deemed improper.

  Thereafter, in response to expressions of dissatisfaction with the Committee and its ongoing review, as well as disclosure related thereto, by certain members of management who questioned, among other things, the Committee's ability to conduct an independent review, the Board determined, and the Company announced, that it was seeking to add to the Board two new independent directors. The new directors, who would retain other independent counsel of their choice, would assume ultimate responsibility for the review. The Company's Chairman and the Affiliate thereafter restated that although they believe that all related-party transactions and financial advisory fees are and were proper, they nevertheless agreed to abide by the findings of the Company's independent review and to return to the Company any sums that the Committee deemed improper. On December 8, 1997, D. Gordon Strickland and Peter
J. Powers were appointed to the Board of Directors of the Company and to serve as the members of the Committee that was formed to examine the related-party transactions. The Committee engaged the law firm of Kaye, Scholer, Fierman, Hays & Handler to advise and assist its examination.

  The Committee issued the results of its investigation and certain recommendations in a report to the Board of Directors and on April 6, 1998, the Board of Directors voted to adopt the recommendations contained in the report.

  The Committee reported to the directors that it had determined that: (i) there was no evidence of any federal or state crimes or securities law violations in connection with the related-party transactions in question; (ii) all related-party matters were disclosed in public filings; (iii) the Affiliate performed acquisition advisory services fully consistent with the expectations and understanding of the committee of outside directors that had approved the Affiliate's acquisition fees; and (iv) the acquisition advisory fees paid to the Affiliate in connection with the Company's acquisitions in 1997 were within the range of customary acquisition advisory fees paid to investment bankers on transactions of similar size.

  The Committee also recommended and the Board of Directors has adopted the following measures to improve corporate governance:

  . To avoid any appearance of possible conflicts of interest, the Board adopted a policy disfavoring related-party transactions. The policy can be subject to exceptional circumstances, but even exceptional circumstances will be considered only in the informed judgment of the Board or an independent committee, assisted by independent counsel.

  . The Chief Executive Officer of the Company, with the assistance of the Company's general counsel and in consultation with the Board of Directors, will be responsible for the selection of all outside counsel, bearing in mind the policy disfavoring related-party transactions. To avoid any appearance of possible conflicts of interest, corporate counsel advising on issues of corporate governance and disclosure will have no relationship to any member of the Board of Directors. Without limiting the generality of the foregoing, no director of the Company will be a member of or counsel to such law firm. Corporate counsel advising on such issues will not otherwise provide legal services to any member of the Board of Directors, including entities affiliated with Board members.

  . Absent exceptional circumstances, all related-party contracts, unless manifestly immaterial, will be filed publicly with appropriate SEC filings.

  . The Compensation Committee has been authorized and directed to formulate clear written standards for reimbursement of director expenses, subject to review by the Board of Directors.

  In addition to the foregoing, the Committee recommended and the Board of Directors has determined to endeavor to reconfigure the Board to give outside directors a majority of its seats and select a new chairman from the outside directors.

  The Committee understood that in late 1996, the Board of Directors had turned to the Affiliate to supervise an extensive acquisition program of 59 diagnostic imaging centers and one staffing company because of the Board's perceptions that former senior management was still relatively inexperienced and did not yet have the formal training and necessary skills to manage an extensive acquisition program, former senior management was not directly supervising nor providing sufficient input with respect to the acquisition program, and there was a limited window of time within which the acquisition program could take place, given the increasingly competitive marketplace. The Committee expressed their view that given the Board's perceptions, the Board should have acted sooner to bring any additional needed skills in-house, rather than continue to rely upon, and pay fees to, the Affiliate to provide such services.

  Accordingly, the Committee recommended and the Affiliate agreed to reimburse the Company approximately $1,424,000 in fees for acquisition transactions completed after June 1, 1997, to reimburse $112,500 of the retainer paid to the Affiliate for 1997, to waive payment of an additional $112,500 of fees accrued by the Company for the third and fourth quarters of 1997, and to pay a substantial amount of the expenses associated with the Committee's investigation. All such amounts have been reimbursed or paid to the Company. In addition, in light of the subsequent hiring of Duane C. Montopoli as President and Chief Executive Officer, Geoffrey Whynot as Chief Financial Officer and SBC Warburg Dillon Read as Financial Advisor, the Committee recommended and the Affiliate agreed to allow the Company to terminate its relationship with the Affiliate.

  The Chairman and Mr. Koffler also agreed voluntarily to relinquish 765,000 stock options that were granted to them in May 1997 and permit the Board's Compensation Committee, with the assistance of compensation experts, to determine the appropriate director compensation for them for 1997.

  On November 5, 1997, ZPR Investments, Inc., ZP Investments, Inc., Wyoming Valley Physicians Imaging Center, L.P., Camp Hill Physicians Imaging Center, L.P., Wexford Radiology, P.C., Sanoy Medical Group, Ltd., Reading Open Imaging, P.A., Yonas Zegeye, M.D., and Hirut Seleshi, parties who had agreed to sell to the Company five related imaging centers located in Pennsylvania, brought action in the Court of Chancery of the State of Delaware, New Castle County, against the Company and five recently formed subsidiaries of the Company, seeking specific performance of the acquisition agreements and unspecified breach of contract damages. The plaintiffs alleged that the Company and the subsidiaries failed to consummate the acquisition in accordance with the terms of the acquisitions agreements. The aggregate purchase price for the acquisitions is $8.4 million in cash and $5.6 million payable in shares of Common Stock based upon the average price for the five business days preceding September 21, 1997 (approximately 320,000 shares). Pursuant to the acquisition agreement, the shares of Common Stock issued in connection with such acquisition are subject to price protection of the issuance price compared to the market price at effectiveness of the registration statement. In December 1997, the Company entered into an amended agreement to settle such action and therein agreed to purchase the centers for $1 million in cash, a promissory note for $7.4 million, plus interest, $5.6 million payable in shares of Common Stock, and the payment of certain fees. The plaintiffs have announced that they do not intend to go forward with the sale, although they continue to claim that the Company is in breach of the acquisition agreements. The litigation in the Court of Chancery remains stayed.

  On November 7, 1997, William D. Farrell resigned from his position as President and Chief Operating Officer of the Company and as Director and Gary
I. Fields from his position as Senior Vice President and General Counsel. On the same date, Messrs. Farrell and Fields, filed a Complaint in the Superior Court of New Jersey, Law Division, Essex County, against the Company and the members of the Board of Directors, claiming retaliatory discharge under the New Jersey Conscientious Employee Protection Act and breach of contract. On December 17, 1997, the plaintiffs amended their complaint to add a claim for violation of public policy. The plaintiffs allege that they were constructively terminated as a result of their objection to certain related party transactions, the purported failure of the defendants to adequately disclose the circumstances surrounding such transactions, and the Company's public issuance of allegedly false and misleading accounts concerning or relating to such related-party transactions. The plaintiffs seek unspecified compensatory and punitive damages, interest and costs and reinstatement of the plaintiffs to their positions within the Company. On April 8, 1998, the Company filed its Answer to the Amended Complaint, and asserted a counterclaim against Messrs. Farrell and Fields for breach of fiduciary duties. The Company intends to defend vigorously against the allegations.

  On November 12, 1997, Mr. Gerald Broder, who claims to be a Company stockholder, filed a derivative suit in the Court of Chancery of the State of Delaware, New Castle County, naming the Company and Stephen M. Davis, Gary L. Fuhrman, John H. Josephson, Neil H. Koffler, and Gary N. Siegler as defendants. The complaint alleges that members of the Board of Directors breached their fiduciary duties owed to the Company and its stockholders by allegedly engaging in self dealing transactions that caused the Company financial harm. The complaint seeks injunctive relief directing such directors to account to the Company for its damages and their profits from the wrongs complained of therein, enjoining them from continuing to engage in self-dealing transactions harmful to the Company and its stockholders, and awarding plaintiff the costs and expenses incurred in bringing the lawsuit. The Company intends to defend vigorously against the allegations.

  On November 14, 1997, Mr. John P. O'Malley III filed a complaint in the Superior Court of New Jersey, Law Division, Essex County, against the Company and Gary N. Siegler, Neil H. Koffler, Stephen M. Davis, Gary L. Fuhrman, John
H. Josephson and Lawrence Ramaekers, as defendants, claiming retaliatory discharge under the New Jersey Conscientious Employee Protection Act and defamation. Mr. O'Malley alleges that the Company terminated his employment in retaliation for voicing the concerns of stockholders and senior management regarding related party transactions and because the Company did not want to make full and adequate disclosure of the facts and circumstances surrounding such transactions. In addition, the plaintiff alleges that the Company published false and defamatory statements about him. Mr. O'Malley seeks unspecified compensatory and punitive damages, interest and costs of bringing the action. On April 6, 1998, the Company filed its Answer to the Complaint, and asserted a counterclaim against Mr. O'Malley for breach of fiduciary duties. The Company intends to defend vigorously against the allegations.

  Between November 14, 1997 and January 9, 1998, seven class action lawsuits were filed in the United States District Court for the District of New Jersey against the Company and certain of the Company's directors and/or officers. On November 14, 1997, Joan D. Ferrari, who claims to be a Company stockholder, filed a lawsuit on behalf of all persons who purchased Common Stock during the period between May 15, 1997 and November 7, 1997. The Ferrari complaint names as defendants the Company and Gary N. Siegler, Stephen M. Davis, Gary L. Fuhrman, John H. Josephson and Neil H. Koffler. On November 18, 1997, Tri-Masonry Company, who claims to be a Company stockholder, filed a complaint on behalf of all persons who purchased Common Stock during the period between March 19, 1997 and November 10, 1997. On November 19, 1997, Yaakov Prager, who claims to be a Company stockholder, filed a complaint on behalf of all persons who purchased Common Stock during the period between May 16, 1997 and November 10, 1997. The Tri-Masonry and Prager complaints name as defendants the Company, William D. Farrell, John P. O'Malley and Gary N. Siegler. On November 20, 1997, Albert Schonert, who claims to be a Company stockholder, filed a complaint on behalf of all persons who purchased Common Stock during the period between May 15, 1997 and November 7, 1997. The Schonert complaint names as defendants the Company and Gary N. Siegler, Stephen M. Davis, Gary L. Fuhrman, John H. Josephson, Neil H. Koffler and William D. Farrell. On December 12, 1997, Anne Benjamin, Scott L. Benjamin, Maxine Benjamin, Donald Benjamin and Andrew M. Schreiber, who claim to be Company stockholders, filed a complaint on behalf of all persons who purchased Common Stock during the period between March 31, 1997 and November 10, 1997. The Benjamin complaint names as defendants the Company and Gary N. Siegler, John P. O'Malley and William D. Farrell. On December 31, 1997, Allen H. Weingarten, who claims to be a Company stockholder, filed a complaint on behalf of all persons who purchased Common Stock during the period between March 19, 1997 and November 10, 1997. The Weingarten complaint names as defendants the Company and William
D. Farrell, John P. O'Malley and Gary N. Siegler. On January 9, 1998, Roselle Sachs, who claims to be a Company stockholder, filed a complaint on behalf of all persons who purchased Common Stock during the period between May 15, 1997 and November 10, 1997. The Sachs complaint names as defendants the Company and Gary N. Siegler, Stephen M. Davis, Gary L. Fuhrman, Neil H. Koffler and William D. Farrell.

  The complaints in each action assert that the Company and the named defendants violated Section 10(b), and that certain named defendants violated
Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), alleging that the Company omitted and/or misrepresented material information in its public filings, including that the Company failed to disclose that it had entered into acquisitions that were not in the best interest of the Company, that it had paid unreasonable and unearned acquisition and financial advisory fees to related parties, and that it concealed or failed to disclose adverse material information about the Company. The complaints each seek unspecified compensatory damages, with interest, and the costs and expenses incurred in bringing the action. On February 9, 1998, the Honorable Joel Pisano, United States Magistrate Judge, entered an order consolidating the above-mentioned class actions for all purposes. On March 31, 1998, the lead plaintiffs in the consolidated class actions served their Consolidated Class Action Complaint, asserting that the Company and the named defendants violated
Section 10(b) of the Exchange Act, and that certain named defendants violated Sections 20(a) and 20A of the Exchange Act. The Company intends to defend vigorously against the allegations.

  The legal proceedings described above are in their preliminary stages. Although the Company believes it has meritorious defenses to all claims against it, the Company is unable to predict with any certainty the ultimate outcome of these proceedings.

  As previously disclosed by the Company, the U.S. Attorney for the District of New Jersey commenced an investigation in connection with the disclosures regarding the related-party transactions referenced above. In addition as previously disclosed, the Company has received an inquiry from the SEC, but no formal proceedings have been commenced by the SEC. The Company has cooperated fully with these authorities and provided all information requested by them.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  The following table sets forth as of May 26, 1998 the number and percentage of shares of Common Stock held by (i) each of the Named Officers and directors of the Company, (ii) all persons who are known by the Company to be the beneficial owners of, or who otherwise exercise voting or dispositive control over, five percent or more of the Company's outstanding Common Stock and (iii) all of the Company's present executive officers and directors as a group:

       BENEFICIAL OWNER         COMMON STOCK OWNED(1) PERCENTAGE OF OUTSTANDING
       ----------------         --------------------- -------------------------
Gary N. Siegler(2)(3)..........       4,328,117                 18.0%
 c/o Siegler, Collery & Co.
 10 East 50th Street
 New York, NY 10022

Duane C. Montopoli(4)..........         120,000                   *

Neil H. Koffler(5).............         965,980                  4.1%
 c/o Siegler, Collery & Co.
 10 East 50th Street
 New York, NY 10022

Gary L. Fuhrman(6).............         112,591                   *

John H. Josephson(7)...........          44,375                   *

Stephen M. Davis(8)............          18,387                   *

D. Gordon Strickland...........               0                   *

Peter M. Collery(2)(9).........       3,092,002                 13.5%
 c/o Siegler, Collery & Co.
 10 East 50th Street
 New York, NY 10022

Fir Tree Partners(10)..........       2,861,000                 13.0%
 1211 Avenue of the Americas
 29th Floor
 New York, NY 10036

StarMed Investors, L.P.(2).....       1,441,087                  6.3%
 c/o Siegler, Collery & Co.
 10 East 50th Street
 New York, NY 10022

HHH Investments................       1,330,000                  5.8%
 Limited Partnership(11)
 920 King Street
 Wilmington, DE 19801

William D. Farrell.............          24,832                   *

John P. O'Malley, III(12)......         170,981                   *

Gary I. Fields.................           7,000                   *

All executive officers and
 Directors as a group                 4,992,050                 20.0%
 (9 in
 number)(2)(3)(4)(5)(6)(7)(8)..

--------
*   Less than one percent.
(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.
(2) Messrs. Siegler and Collery, due to their joint ownership of Siegler Collery and other affiliates which control StarMed Investors, L.P. (which is included in the table), and certain other entities which beneficially own an aggregate of 1,444,216 shares of Common Stock are each deemed to beneficially own all of the shares of Common Stock owned of record by such entities.
(3) Includes 608,666 shares underlying outstanding options which are exercisable immediately or within 60 days, 202,898 shares owned by The Gary N. Siegler Foundation, a charitable foundation, and warrants to acquire 525,000 shares of Common Stock held by 712 Advisory Services, Inc. Mr. Siegler is deemed to beneficially own all of the shares of Common Stock owned of record by such entities.
(4) Includes 120,000 shares underlying outstanding options which are exercisable immediately or within 60 days.
(5) Includes 95,000 shares underlying outstanding options which are exercisable immediately or within 60 days, warrants to acquire 270,000 shares of Common Stock and an aggregate of 597,400 shares of Common Stock owned by Fundamental Value Fund and Fundamental Value BVI, Ltd., which shares Mr. Koffler (together with Messrs. Siegler and Collery) is deemed to beneficially own.
(6) Includes 36,000 shares underlying outstanding options which are exercisable immediately or within 60 days.
(7) Includes 40,000 shares underlying outstanding options which are exercisable immediately or within 60 days.
(8) Includes 16,000 shares underlying outstanding options which are exercisable immediately or within 60 days.
(9) Includes 51,000 shares underlying outstanding options which are exercisable immediately or within 60 days.
(10) Based solely upon information contained in a Schedule 13D, filed with the SEC.
(11) Based solely upon information contained in a Schedule 13D, as amended by Amendments Nos. 1, 2 and 3 thereto, filed with the SEC. As disclosed in Amendment No. 3 to such Schedule 13D filed with the SEC on December 16, 1997, the total in the table excludes (i) an aggregate of 382,524 shares of Common Stock owned by three corporations, the sole stockholders of which are the limited partners of HHH Investments Limited Partnership ("HHH"), (ii) 40,000 shares of Common Stock owned by The Francis D. Hussey, Jr. Pension Plan (the "Pension Plan") and (iii) all 10,000 shares of Common Stock owned by Francis D. Hussey, Jr. Mr. Hussey is the president of the general partner of HHH and is the trustee and a beneficiary of the Pension Plan.
(12) Includes 13,333 shares underlying outstanding options which are exercisable immediately or within 60 days and warrants to acquire 153,125 shares of Common Stock.

                                 OTHER MATTERS

  The Board of Directors is not currently aware of any other matters to be transacted at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine, subject, in any event, to the requirements of Delaware Law.

  The Company will bear all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers of the Company may also solicit proxies by telephone or personal interview. In addition, the Company expects to request persons who hold shares in their names for others to forward copies of this proxy soliciting materials to them and to request authority to execute proxies in the accompanying form, and the Company will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                             FINANCIAL STATEMENTS

  The Company's audited financial statements for the fiscal year ended December 31, 1997 and certain other related financial and business information of the Company are contained in the Annual Report on Form 10-K for the year ended December 31, 1997 mailed with this Proxy Statement.

                            STOCKHOLDERS' PROPOSALS

  Any proposal which an eligible stockholder wishes to include in the proxy statement for the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 155 State Street, Hackensack, New Jersey 07601, not later than December 31, 1998.

                                          By Order of the Board of Directors

                                                /s/ Christopher J. Joyce
                                          _____________________________________
                                             CHRISTOPHER J. JOYCE, SECRETARY

Dated: July 2, 1998

                                                                      EXHIBIT I

                            MEDICAL RESOURCES, INC.

                            1998 STOCK OPTION PLAN

  1. Definitions. As used in this 1998 Stock Option Plan of Medical Resources, Inc., the following terms shall have the following meanings:

  "Affiliate" means any affiliate of the Company within the meaning of 17 CFR
(S) 230.405.

  "Board of Directors" means the Company's board of directors.

  "Change in Control" shall mean:

    (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Stock, taking into account as outstanding for this purpose such shares issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire shares (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or member managers (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 7(c), or (D) any acquisition by any entity in which the Executive has a direct or indirect equity interest of greater than five percent; or

    (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock or interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (ii) no Person (excluding (A) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (B) any entity in which the Executive has a direct or indirect equity interest of greater than five percent or any Affiliate of such entity) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock or interests of the corporation or entity resulting from such Business Combination, taking into account as outstanding for this purpose such common stock or interests issuable upon the exercise of options or warrants, the conversion of convertible stock, interests or debt, and the exercise of any similar right to acquire such common stock or interests, or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors or equivalent governing body of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (d) Approval by the shareholders or equityholders of the Company of a complete liquidation or dissolution of the Company.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Committee" means the full Board of Directors, the Compensation Committee of the Board of Directors or such other committee of at least two people as the Board of Directors may appoint to administer the Plan.

  "Company" means Medical Resources, Inc., a Delaware corporation.

  "Effective Date" shall have the meaning ascribed to it in Section 21 hereof.

  "Exchange Act" means the Securities Exchange Act of 1934.

  "Fair Market Value" on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

  "Grant Date" means the date on which an Option is granted, as specified in
Section 7.

  "Incentive Option" means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

  "Nonemployee Director" means a director of the Company who is not an officer or employee of the Company and who is (i) a "nonemployee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) an "outside director" within the meaning of Section 162(m) of the Code; provided, however, that clause (ii) shall apply only with respect to grants of Options intended by the Committee to qualify as "performance-based compensation" under Section 162(m) of the Code.

  "Nonstatutory Option" means any Option that is not an Incentive Option.

  "Option" means an option to purchase shares of the Stock granted under the Plan.

  "Option Agreement" means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

  "Option Period" shall have the meaning ascribed to it in Section 9 hereof.

  "Option Price" means the price paid or to be paid by an Optionee for a share of Stock upon exercise of an Option.

  "Optionee" means a person eligible to receive an Option, as provided in
Section 6, to whom an Option shall have been granted under the Plan.

  "Plan" means this 1998 Stock Option Plan of the Company.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Stock" means common stock, par value $.01 per share, of the Company.

  "Subsidiary" means any subsidiary of the Company as defined in Section 424(f) of the Code.

  "Ten Percent Owner" means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

  2. Purpose. The Plan is intended to encourage ownership of the Stock by key employees and directors of, and consultants to, the Company and its Subsidiaries and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to provide for the grant of Incentive Options and Nonstatutory Options.

  3. Term of the Plan. The expiration date of the Plan, after which no Options may be granted hereunder, shall be the date that is ten years following the Effective Date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Options previously granted have been settled.

  4. Administration.

  (a) The Plan shall be administered by the Committee. Unless otherwise determined by the Board of Directors, each member of the Committee shall, at the time he takes any action with respect to an Option under the Plan, be a Nonemployee Director. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

  (b) Subject to the provisions of the Plan (including, without limitation, the provisions of Sections 8 and 9), the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company: (a) the key employee, director or consultant to receive the option; (b) whether the option (if granted to an employee) will be an Incentive Option or a Nonstatutory Option;
(c) the time of granting the Option; (d) subject to Section 5, the number of shares of the Stock subject to the Option; (e) the Option Price; (f) the vesting schedule, if any, over which the Option shall become exercisable; (g) the expiration date of the Option (which may not be more than ten (10) years after the date of grant thereof); and (h) the restrictions, if any, to be imposed upon transfer of shares of the Stock purchased by the Optionee upon the exercise of the Option. The Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination on the matters referred to in this Section 4 shall be conclusive.

  5. Stock Subject to the Plan. The Plan covers 1,500,000 shares of the Stock, subject, however, to the provisions of Section 11 of the Plan. The number of shares of the Stock purchased pursuant to the exercise of options and the number of shares of the Stock subject to outstanding Options shall be charged against the shares covered by the Plan; but shares of the Stock subject to Options which terminate without being exercised shall not be so charged. Shares of the Stock to be issued upon the exercise of Options may be either authorized but unissued shares or shares held by the Company in its treasury. During calendar year 1998, no person may be granted Options with respect to more than 450,000 shares of Stock; provided, that during any other calendar year no person may be granted Options with respect to more than 100,000 shares of Stock.

  6. Eligibility. An Option may be granted only to a key employee, director or consultant of the Company or a Subsidiary, provided, that Incentive Options may be granted only to a key employee of the Company or a Subsidiary.

  7. Discretionary Grant of Stock Options. The Committee is authorized to grant one or more Incentive Options or Nonstatutory Options to any person who meets the eligibility requirements of Section 6. Each Option so granted shall be subject to the provisions of the Plan, or to such other conditions as may be reflected in the applicable Option Agreement.

  8. Option Price. The Option Price per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than, in the case of an Incentive Option, 100% of the Fair Market Value of the Stock on the Grant Date, or not less than 110% of the Fair Market Value of the Stock on the Grant Date if the Optionee is a Ten Percent Owner; provided, however, that all Options intended to qualify as "performance-based compensation" under
Section 162(m) of the Code shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock on the Grant Date.

  9. Option Period. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that no Incentive Option may be exercised later than the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner; further, provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

  10. $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Options shall be treated as Nonstatutory Options.

  11. Manner of Exercise and Form of Payment.

  (a) The Options shall be exercised by delivering written notice to the Company stating the number of shares of Stock to be purchased, the person or persons in whose name the shares of Stock are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased, and any applicable withholding (as described below). The purchase price shall be payable in cash or, in the discretion of the Board, in shares of Stock or any combination thereof; provided that the Optionee may use Stock in payment of the exercise price only if the shares so used are considered "mature" for purposes of generally accepted accounting principles, i.e., (i) been held by the Optionee free and clear for at least six months prior to the use thereof to pay part of an Option exercise price, (ii) been purchased by the Optionee on the open market, or (iii) meet any other requirements for "mature" shares as may exist on the date of the use thereof to pay part of an Option exercise price. Payment in currency or by certified or cashier's check shall be considered payment in cash. In the event that all or part of the purchase price is paid in shares of Stock, the shares used in payment shall be valued at their Fair Market Value on the date of exercise of the Options. Subject to, and promptly after, the Optionee's compliance with all of the provisions of this Section 11, the Company shall deliver or cause to be delivered to the Optionee a certificate for the number of shares of the Stock then being purchased by him or her. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Optionee to take any action in connection with shares of the Stock being purchased upon exercise of the Option, exercise of the Option and delivery of the certificate or certificates for such shares (including, without limitation, any exercise of the Option and delivery of the certificate or certificate for such shares in accordance with the procedures set forth in Section 11(c) below) shall be postponed until completion of the necessary action, which shall be taken at the Company's expense. The number of shares of Stock subject to each outstanding Option shall be reduced by one share for each share of the Stock purchased upon exercise of the Option.

  (b) The Company's obligation to deliver shares of Stock upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Optionee shall satisfy such obligations by making a payment of the requisite amount in cash or by check, unless the Optionee is entitled to and has elected to effect such payment through a "cashless" exercise in accordance with Section 11(c) below.

  (c) In lieu of the methods of exercise described in Section 11(a) above, an Optionee may, unless prohibited by applicable law, elect to effect payment by including with the written notice of exercise referred to in Section 11(a) above irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company a number of shares of Stock subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate option price payable with respect to such shares and, if the Optionee further elects, the Optionee's withholding obligations under Section 11(b) with respect to such exercise, together with irrevocable instructions to such broker to sell such shares and to remit directly to the Company such aggregate option price and, if the Optionee has so elected, the amount of such withholding obligations. The Company shall not be required to deliver to such securities broker any stock certificate for such shares until it has received from the broker such aggregate option price and, if the Optionee has so elected, the amount of such withholding obligations.

  12. Transferability of Options. Unless specifically allowed by the Committee, Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

  13. Termination of Employment, Disgorgement of Certain Profits.

  (a) If an Optionee ceases to be an employee, director or consultant of the Company or a Subsidiary for any reason other than retirement of an employee (in accordance with any qualified retirement plan maintained by the Company), disability (in accordance with any long-term disability plan maintained by the Company) or death of an Optionee, any Option held by that Optionee may be exercised by the Optionee at any time within 90 days after the termination of such relationship, but only to the extent exercisable at termination and in no event after the Option Period. If an Optionee enters retirement from employment, disability or dies, any Option held by that Optionee may be exercised by the Optionee or the Optionee's executor or administrator, as applicable, at any time within the shorter of the option period or 12 months after the date of retirement or death, but only to the extent exercisable at retirement or death. Options which are not exercisable at the time of termination of such relationship or which are so exercisable but are not exercised within the time periods described above shall terminate. Military or sick leave shall not be deemed a termination under this Section 14 provided that it does not exceed the longer of 90 days or the period during which the reemployment rights of the absent employee, director or consultant are guaranteed by statute or by contract.

  (b) Unless otherwise stated in the applicable Option Agreement, if, during the twelve-month period following the cessation of an Optionee's employment with, and/or directorship of, and/or consultancy for, the Company or a Subsidiary, as the case may be, and regardless of the reason or absence of reason for such cessation (the date of which cessation hereinafter, a "Cessation Date"), said Optionee engages directly or indirectly in any business, activity or enterprise which diverts business from, is in conflict with, causes a competitive disadvantage to, or otherwise adversely affects the interests or business of, the Company or a Subsidiary (all as reasonably determined by the Committee), the Optionee shall automatically owe to the Company, and shall promptly and without demand pay to the Company, with respect to each share of Stock issued to the Optionee upon the full or partial exercise of each Option exercised by the Optionee from and after that date which is nine (9) months prior to the Optionee's Cessation Date, an amount equal to the excess of the Fair Market Value of such share on the date of exercise over the Option Price paid by the Optionee for such share; provided that, on a case by case basis, a majority of disinterested members of the Board of Directors or the Committee may, in their sole discretion, waive enforcement of this provision, in whole or in part; and provided further that no such waiver shall be deemed a waiver of enforcement in any other instance.

  14. Adjustment of Number of Shares; Fractional Shares.

  (a) Options granted under the Plan and any agreements evidencing such Options, the maximum number of shares of Stock subject to all Options and the maximum number of shares of Stock with respect to which any one person may be granted Options during any year shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Grant Date of any such Option or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Optionees in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Stock available under the Plan, and the aggregate number of shares of Stock as to which Options may be granted to any one person over the term of the Plan, shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Options under this Section 15 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 15 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for Options under Section 162(m) of the Code. The Company shall give each Optionee notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

  (b) Unless otherwise provided in an Option Agreement, upon a Change in Control the Option shall terminate, but the Optionee (if at the time an employee, director or consultant of the Company, or a Subsidiary, as appropriate) shall have the right, immediately prior to such event, to exercise the Option, to the extent then exercisable by its terms and not theretofore exercised. In the event of a Change in Control, the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options and pay to the Optionees thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 14 may be varied by the Committee in any particular Option Agreement. No fraction of a share of the Stock shall be purchasable or deliverable, but in the event any adjustment of the number of shares of the Stock covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 14 after the Effective Date, the number of shares of the Stock available for the purpose of the Plan as stated in Section 5 and the exercise price per share of each Option shall be correspondingly adjusted.

  15. Stock Reserved. The Company shall at all times during the term of the Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

  16. Limitation of Rights in Option Stock. The Optionee shall have no rights as stockholder in respect of shares of the Stock as to which his or her Option shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan.

  17. Purchase for Investment. The Optionee shall make such representations with respect to investment intent and the method of disposal of optioned shares of the Stock as the Board of Directors may deem advisable in order to assure compliance with applicable securities laws.

  18. Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonstatutory Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonstatutory Option surrendered.

  19. Termination and Amendment of Plan. The Board of Directors may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, provided, that the Board of Directors may not, without the approval of the Company's shareholders in a manner which complies with the requirements of Sections 422 and 162(m) of the Code and the requirements of any exchange on which the Stock may be listed, increase the maximum number of shares available for option under the Plan (other than as provided in Section 14). In addition, unless the Committee specifically determines otherwise, approval of the Company's shareholders in a manner which complies with the requirements of Sections 422 and 162(m) of the Code shall be required for any other amendment to the Plan which, without such shareholder approval, would cause (i) Options intended to be Incentive Options to fail to qualify as Incentive Options or (ii) Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code to fail to so qualify. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of that Optionee under that Option.

  20. General

  (a) Government and Other Regulations. Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

  (b) Claim to Options and Employment Rights. No employee or other person shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

  (c) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

  (d) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

  (e) Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

  (f) Funding. Except as provided under Section 10, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

  (g) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

  (h) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries and Affiliates.

  (i) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

  (j) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

  21. Effective Date. The Plan is effective as of July 2, 1998, the date of adoption of the Plan by the Board of Directors. The effectiveness of the Plan and the validity of any and all Options granted pursuant to the Plan is contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with Sections 422(b)(1) and 162(m) of the Code. Unless and until the stockholders approve the Plan in compliance therewith, no Option granted under the Plan shall be effective.

                                   * * * * *

As adopted by the Board of Directors
of Medical Resources, Inc.
on July 2, 1998
exercised. In the event of a Change in Control, the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Options and pay to the Optionees thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 14 may be varied by the Committee in any particular Option Agreement. No fraction of a share of the Stock shall be purchasable or deliverable, but in the event any adjustment of the number of shares of the Stock covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this
Section 14 after the Effective Date, the number of shares of the Stock available for the purpose of the Plan as stated in Section 5 and the exercise price per share of each Option shall be correspondingly adjusted.

     15.  Stock Reserved.  The Company shall at all times during the term of the
          --------------
Options reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all other fees and expenses necessarily incurred by the Company in connection therewith.

     16.  Limitation of Rights in Option Stock.  The Optionee shall have no
          ------------------------------------
rights as stockholder in respect of shares of the Stock as to which his or her Option shall not have been exercised, certificates issued and delivered and payment as herein provided made in full, and shall have no rights with respect to such shares not expressly conferred by this Plan.

     17.  Purchase for Investment.  The Optionee shall make such representations
          -----------------------
with respect to investment intent and the method of disposal of optioned shares of the Stock as the Board of Directors may deem advisable in order to assure compliance with applicable securities laws.

     18.  Voluntary Surrender.  The Committee may permit the voluntary surrender
          -------------------
of all or any portion of any Nonstatutory Option granted under the Plan to be conditioned upon the granting to the Optionee of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Such new Option shall be exercisable at an Option Price, during an Option Period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, Option Period, or any other terms and conditions of the Nonstatutory Option surrendered.

     19.  Termination and Amendment of Plan.  The Board of Directors may at any
          ---------------------------------
time terminate the Plan or make such modifications of the Plan as it shall deem advisable, provided, that the Board of Directors may not, without the approval of the Company's shareholders in a manner which complies with the requirements of Sections 422 and 162(m) of the Code and the requirements of any exchange on which the Stock may be listed, increase the maximum number of shares available for option under the Plan (other than as provided in Section 14). In addition, unless the Committee specifically determines otherwise, approval of the Company's shareholders in a manner which complies with the requirements of Sections 422 and 162(m) of the Code shall be required for any other amendment to the Plan which, without such shareholder approval, would cause (i) Options intended to be Incentive Options to fail to qualify as Incentive Options or (ii) Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code to fail to so qualify. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of that Optionee under that Option.

     20.  General
          -------

     (a) Government and Other Regulations.  Notwithstanding any terms or
         --------------------------------
conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Option unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     (b) Claim to Options and Employment Rights.  No employee or other person
         --------------------------------------
shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

     (c) Payments to Persons Other Than Participants.  If the Committee shall
         -------------------------------------------
find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     (d) No Liability of Committee Members.  No member of the Committee shall be
         ---------------------------------
personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the
       --------  -------
payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (e) Governing law.  The Plan shall be governed by and construed in
         -------------
accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

     (f) Funding.  Except as provided under Section 10, no provision of the Plan
         -------
shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

     (g) Relationship to Other Benefits.  No payment under the Plan shall be
         ------------------------------
taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

     (h) Expenses.  The expenses of administering the Plan shall be borne by the
         --------
Company and its Subsidiaries and Affiliates.

     (i) Pronouns.  Masculine pronouns and other words of masculine gender shall
         --------
refer to both men and women.

     (j) Titles and Headings.  The titles and headings of the sections in the
         -------------------
Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

     21.  Effective Date.  The Plan is effective as of July 2, 1998, the date of
          --------------
adoption of the Plan by the Board of Directors. The effectiveness of the Plan and the validity of any and all Options granted pursuant to the Plan is contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with Sections 422(b)(1) and 162(m) of the Code. Unless and until the stockholders approve the Plan in compliance therewith, no Option granted under the Plan shall be effective.


*****

As adopted by the Board of Directors
of Medical Resources, Inc.
on July 2, 1998

                                                                     EXHIBIT II

                            MEDICAL RESOURCES, INC.

                 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  1. Purpose. The Medical Resources, Inc. 1998 Non-Employee Director Stock Option Plan (the "Plan") is intended to promote the interests of Medical Resources, Inc. (the "Company") by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company or any subsidiary to serve as members of the Board of Directors of the Company (the "Board") and to provide for a portion of their annual compensation to be tied directly to shareholder return.

  2. Rights to be Granted. Under the Plan, persons eligible under Section 6 of the Plan will be granted the right and option to purchase from the Company, for a specified time period, a specified number of shares of common stock, par value $0.01, of the Company (the "Common Stock") (the right to purchase any one share of Common Stock hereunder being an "Option"). The Option price is determined in each instance in accordance with the terms of the Plan. Options granted under the Plan are not intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

  3. Available Shares. The total number of shares of Common Stock for which Options may be granted shall not exceed 200,000, subject to adjustment in accordance with Section 13 hereof. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any Options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor revert to the Option pool and continue to be available for grant under the Plan.

  4. Administration. The Plan shall be administered by the full Board or Compensation Committee of the Board, as determined by the Board (the entity administering the Plan hereafter referred to as the "Committee"). The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

  5. Option Agreement. Each Option granted under the provisions of the Plan shall be evidenced by an Option agreement (the "Agreement"), in such form as may be approved by the Board, which Agreement shall be duly executed and delivered on behalf of the Company and by the individual to whom such Option is granted. The Agreement shall contain such terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee.

  6. Eligibility and Limitations. Options may be granted pursuant to the Plan only to members of the Board who are not employees of the Company or a subsidiary at the time of grant ("Non-Employee Directors").

  7. Option Price. The purchase price per share of the Common Stock under each Option issued pursuant to the automatic grant described in Section 8 herein shall be the "Fair Market Value" (as defined below) of one share of Common Stock on the date of grant. For purposes of the Plan, the "Fair Market Value" of the Common Stock as of any date means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange on which such shares are listed or admitted to trading, or if such shares of Common Stock are not so listed or admitted to trading, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the NASDAQ Stock Market or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith.

  8. Automatic Grant of Options. Unless otherwise determined by the Committee, upon the date any person first becomes a Non-Employee Director, such person shall be automatically granted without further action by the Board an Option to purchase a number of shares of Common Stock as follows (the "Annual Grant"): If the person is elected or re-elected as a Non-Employee Director at an Annual Meeting of the Company's Stockholders or special meeting in lieu of an annual meeting ("Annual Meeting"), or continues to serve as a director after such Annual Meeting, the Option shall cover 10,000 shares of Common Stock. If the person first becomes a Non-Employee Director after an Annual Meeting but prior to June 30 of such calendar year, the Option shall cover 7,500 shares of Common Stock. If the person first becomes a Non-Employee Director after June 30 of any calendar year but prior to September 30 of such calendar year, the Option shall cover 5,000 shares of Common Stock. If the person first becomes a Non-Employee Director after September 30 of any calendar year but prior to December 31 of such calendar year, the Option shall cover 2,500 shares of Common Stock. If the person first becomes a Non-Employee Director after December 31 of any calendar year but prior to the next Annual Meeting, such person shall receive an Option covering 10,000 shares of Common Stock at the next regularly scheduled Annual Meeting. Thereafter, each Non-Employee Director will automatically be granted each year on the date of the Company's Annual Meeting of Stockholders, without further action by the Board, an Option to purchase 10,000 shares of Common Stock. Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Options hereunder is in all respects subject to, and the Plan and Options granted under it shall be of no force and effect unless and until, and no Option granted hereunder shall in any way vest or become exercisable in any respect unless and until the approval of the Plan by the affirmative vote of a majority of the Company's shares present in person or by proxy and entitled to vote at a meeting of shareholders at which the Plan is presented for approval, or by written consent of shareholders enforceable under applicable state law.

  9. Term of Plan and Options. The Options granted hereunder shall expire on a date which is ten (10) years after the date of grant of the Options and the Plan shall terminate ten (10) years from the effective date hereof.

  10. Exercise of Option. Options shall be exercised by the delivery to the Committee at the Company's principal office or at such other address as may be established by the Committee of written notice of the number of shares of Common Stock with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee, payment for such shares may be made (a) in cash;
(b) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price; (c) by delivery to the Company of Common Stock having a Fair Market Value equal to such purchase price, provided that the holder of an Option (an "Optionee") may use Common Stock in payment of the purchase price only if the shares so used are considered "mature" for purposes of generally accepted accounting principles, i.e., (i) been held by the Optionee free and clear for at least six months prior to the use thereof to pay part of an Option exercise price, (ii) been purchased by the Optionee on the open market, or (iii) meet any other requirements for "mature" shares as may exist on the date of the use thereof to pay part of an Option exercise price; (d) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the Common Stock to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining shares of Common Stock to the Optionee, or (e) by any combination of the methods of payment described in (a) through (d) above. Except as provided in Section 12 hereof, no Option may be exercised unless the holder thereof is then a director of the Company. An Optionee shall have none of the rights of a stockholder with respect to the Common Stock subject to the Option until such Common Stock shall be transferred to the holder upon the exercise of his Option.

  11. Vesting of Shares and Non-Transferability of Options.

  (a) Vesting. Options granted pursuant to an Annual Grant shall become exercisable in four equal installments as follows: as to 25% of the shares of Common Stock subject thereto on the date of grant, an additional 25% of the shares of Common Stock subject thereto on the last day of the Fiscal Quarter which includes the date of grant (unless the date of grant is itself the last day of a fiscal quarter, in which case this second 25% portion shall become exercisable on the last day of the immediately subsequent Fiscal Quarter), and an additional 25% of the shares of Common Stock subject thereto on the last day of each of the next two Fiscal Quarters, if the Optionee remains a director of the Company on such dates.

  (b) Legend on Certificates. The certificates representing shares of Common Stock acquired under the Plan shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

  (c) Non-Transferability. Unless otherwise determined by the Committee, either at the time of grant or at the time of transfer, Options granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during an Optionee's lifetime only by him.

  12. Termination of Option Rights.

  (a) In the event that an Optionee ceases to be a member of the Board for any reason, including but not limited to retirement, disability or death, any then unexercised Options granted to such Optionee which were exercisable at the time the Optionee ceased to be a member of the Board may be exercised (by the Optionee's personal representative, heir or legatee, in the event of death) during the period ending one year after the date the Optionee so ceased to be a member of the Board, but in no event later than the expiration date of the Option.

  (b) At the time an Optionee ceases to be a member of the Board, no further vesting shall occur with respect to any Options held by the Optionee.

  13. Adjustments Upon Changes in Capitalization.

  (a) Subject to Section 14, in the event of a Change in Capitalization (as defined below), the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number or class of shares of Common Stock or other stock or securities with respect to which Options may be granted under the Plan, the number and class of shares of Common Stock or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable.

  (b) If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the shares of Common Stock subject to the Option, as the case may be, prior to such Change in Capitalization.

  (c) "Change in Capitalization" means any increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, a change in value) in the shares of Common Stock or exchange of shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise.

  14. Effect of Certain Transactions.

  In the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms and each Optionee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Options, as the case may be, upon exercise of any Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common Stock. In the event that, after a Transaction, there occurs any change of a type described in Section 13(c) hereof with respect to the shares of the surviving or resulting corporation, then adjustments similar to, and subject to the same conditions as, those in Section 13 hereof shall be made by the Committee.

  15. Restrictions on Issuance of Shares.

  (a) Notwithstanding the provisions of Section 10 hereof, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an Option until the following conditions shall be satisfied:

    (i) The shares with respect to which the Option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

    (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities acts as now in force or hereafter amended;

and the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Common Stock are then listed.

  (b) The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post- effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any Option may be exercised.

  16. Representation of Optionee. The Company may require the Optionee to deliver written warranties and representations upon exercise of the Option that are necessary to show compliance with Federal and state securities laws including to the effect that a purchase of shares under the Option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

  17. Approval of Stockholders. The effectiveness of this Plan and of the grant of all Options hereunder is in all respects subject to approval by the Company's shareholders as more fully set forth in Section 8 hereof.

  18. Termination and Amendment of Plan. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable. Termination or any modification or amendment of the Plan shall not, without consent of a Non-Employee Director, affect his rights under an Option previously granted to him.

  19. Rights as Stockholder. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Option unless and until
(i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares to the Optionee and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

  20. Tax Withholding. Notwithstanding any other provision of the Plan, the Company shall have the right to deduct from all payments under the Plan shares of Common Stock valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such payments, and Optionees or such other persons receiving shares of Common Stock pursuant to the exercise of an Option may be required to pay in cash to the Company prior to delivery of such shares of Common Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Common Stock. If so provided by the Committee, the Company may accept Common Stock of equivalent Fair Market Value in payment of such tax withholding obligations if the Optionee elects to make payment in such manner at least six months prior to the date such tax obligation is determined (or such other period as the Committee may require).

                                     * * *

As adopted by the Board of Directors of
Medical Resources, Inc.
on July 2, 1998.

or securities with respect to which Options may be granted under the Plan, the number and class of shares of Common Stock or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable.

          (b) If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the shares of Common Stock subject to the Option, as the case may be, prior to such Change in Capitalization.

          (c) "Change in Capitalization" means any increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, a change in value) in the shares of Common Stock or exchange of shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise.

          14.  Effect of Certain Transactions.
               ------------------------------

          In the event of (a) the liquidation or dissolution of the Company or
(b) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms and each Optionee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Options, as the case may be, upon exercise of any Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common Stock. In the event that, after a Transaction, there occurs any change of a type described in Section 13(c) hereof with respect to the shares of the surviving or resulting corporation, then adjustments similar to, and subject to the same conditions as, those in Section 13 hereof shall be made by the Committee.

          15.  Restrictions on Issuance of Shares.
               ----------------------------------

          (a) Notwithstanding the provisions of Section 10 hereof, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an Option until the following conditions shall be satisfied:

               (i) The shares with respect to which the Option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

               (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities acts as now in force or hereafter amended;

and the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Common Stock are then listed.

          (b) The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any Option may be exercised.

          16.  Representation of Optionee.  The Company may require the Optionee
               --------------------------
to deliver written warranties and representations upon exercise of the Option that are necessary to show compliance with Federal and state securities laws including to the effect that a purchase of shares under the Option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

          17.  Approval of Stockholders.  The effectiveness of this Plan and of
               ------------------------
the grant of all Options hereunder is in all respects subject to approval by the Company's shareholders as more fully set forth in Section 8 hereof.

          18.  Termination and Amendment of Plan.  The Board may at any time
               ---------------------------------
terminate the Plan or make such modification or amendment thereof as it deems advisable. Termination or any modification or amendment of the Plan shall not, without consent of a Non-Employee Director, affect his rights under an Option previously granted to him.

          19.  Rights as Stockholder.  No Optionee shall be deemed for any
               ---------------------
purpose to be the owner of any shares of Common Stock subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

          20.  Tax Withholding.  Notwithstanding any other provision of the
               ---------------
Plan, the Company shall have the right to deduct from all payments under the Plan shares of Common Stock valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such payments, and Optionees or such other persons receiving shares of Common Stock pursuant to the exercise of an Option may be required to pay in cash to the Company prior to delivery of such shares of Common Stock, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Common Stock. If so provided by the Committee, the Company may accept Common Stock of equivalent Fair Market Value in payment of such tax withholding obligations if the Optionee elects to make payment in such manner at least six months prior to the date such tax obligation is determined (or such other period as the Committee may require).

                                  *    *    *

As adopted by the Board of Directors of
Medical Resources, Inc.
on July 2, 1998.

                            MEDICAL RESOURCES, INC.
                            -----------------------
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 23, 1998

     The undersigned hereby appoints Duane C. Montopoli and Christopher J. Joyce proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of Medical Resources, Inc., a Delaware corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 23, 1998, at 9:00 a.m., Eastern Daylight Time, at the Sheraton New York Hotel and Towers, 811 Seventh Avenue, New York, New York, or any adjournments or postponements thereof, with all the powers the undersigned would have if personally present on the following matters:

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 5.

The undersigned stockholder(s) acknowledges receipt of an accompanying Notice of Annual Meeting of Stockholders and accompanying Proxy Statement dated July 2, 1998.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Dated:      , 1998

Signature(s):


-------------------------------------------------------------------------------

(Note: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.)

                   RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

                                                                                                         WITHHOLD
1.   Election of the following                                                                           AUTHORITY
     nominees to serve as                                                FOR                            to vote for
     Directors.                                                     all nominees                        all nominees


     NOMINEES: Sally W. Crawford, Peter B.
     Davis, Gary L. Fuhrman, John H. Josephson
     Duane C. Montopoli,  Gary N. Siegler,                             [ ]                                  [ ]
     and D. Gordon Strickland

     INSTRUCTIONS: To withhold authority to
     vote for any individual nominee, write that
     nominee's name in the space provided below.
                                                                          FOR           AGAINST         ABSTAIN
2.   Proposal to approve the                                              [ ]             [  ]            [ ]
     Company's 1998 Stock Option Plan

                                                                          FOR           AGAINST         ABSTAIN
3.   Proposal to approve the Company's 1998
     Non-Employee Director Stock Plan                                     [ ]             [ ]             [ ]

                                                                          FOR           AGAINST         ABSTAIN
4.   Proposal to amend the Company's                                      [ ]             [ ]             [ ]
     Certificate of Incorporation

5. In their discretion, the above-named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.
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